                                  EXHIBIT 2.1


          AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 26, 1996

================================================================================

                         AGREEMENT AND PLAN OF MERGER

                        Dated as of September 26, 1996

                                     Among

                            A.H. BELO CORPORATION,

                              A H FINANCE COMPANY

                                      And

                        THE PROVIDENCE JOURNAL COMPANY


================================================================================

                                                                        Page

ARTICLE I THE MERGER                                                      2
SECTION 1.01.   The Merger.............................................   2
SECTION 1.02.   Closing................................................   2
SECTION 1.03.   Effective Time.........................................   3
SECTION 1.04.   Effects of the Merger..................................   3
SECTION 1.05.   Certificate of Incorporation and By-laws...............   3
SECTION 1.06.   Directors..............................................   3
SECTION 1.07.   Officers...............................................   3

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES.................................   4

SECTION 2.01.   Conversion of Stock....................................   4
SECTION 2.02.   Exchange of Certificates...............................   9
SECTION 2.03.   Dissenting Shares......................................  13

ARTICLE III REPRESENTATIONS AND WARRANTIES.............................  13
SECTION 3.01.   Representations and Warranties of the Company..........  13
SECTION 3.02.   Representations and Warranties of Parent and Sub.......  25

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS...................  36
SECTION 4.01.   Conduct of Business
SECTION 4.02.   No Solicitation........................................  40

ARTICLE V ADDITIONAL AGREEMENTS........................................  41

SECTION 5.01.   Preparation of the Form S-4 and the Proxy Statement;
 Stockholders Meetings.................................................  41
SECTION 5.02.   Letters of the Company's Accountants...................  42
SECTION 5.03.   Letters of Parent's Accountants........................  42

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SECTION 5.04.   Access to Information; Confidentiality.................  42
SECTION 5.05.   Reasonable Efforts.....................................  43
SECTION 5.06.   Indemnification and Insurance..........................  45
SECTION 5.07.   Fees and Expenses......................................  46
SECTION 5.08.   Public Announcements...................................  48
SECTION 5.09.   Affiliates.............................................  48
SECTION 5.10.   NYSE Listing...........................................  48
SECTION 5.11.   Stockholder Litigation.................................  48
SECTION 5.12.   Directorships of Parent................................  48
SECTION 5.13.   Stock Options..........................................  49
SECTION 5.14.   Benefit Plans..........................................  50
SECTION 5.15.   Independent Governance Structure
        for the Company's Newspaper Business...........................  51
SECTION 5.16.   Charitable Contributions...............................  51
SECTION 5.17.   Company Stockholder Agreements.........................  51

ARTICLE VI CONDITIONS PRECEDENT 51

SECTION 6.01.   Conditions to Each Party's Obligation to Effect
                the Merger.............................................  51
SECTION 6.02.   Conditions to Obligations of Parent and Sub............  53
SECTION 6.03.   Conditions to Obligations of the Company...............  54

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................  55

SECTION 7.01.   Termination............................................  55
SECTION 7.02.   Effect of Termination..................................  56
SECTION 7.03.   Amendment..............................................  56
SECTION 7.04.   Extension; Waiver......................................  56
SECTION 7.05.   Procedure for Termination, Amendment, Extension
                or Waiver..............................................  56

ARTICLE VIII GENERAL PROVISIONS .......................................  57

SECTION 8.01.   Nonsurvival of Representations and Warranties..........  57
SECTION 8.02.   Notices................................................  57
SECTION 8.03.   Definitions............................................  58
SECTION 8.04.   Interpretation.........................................  60
SECTION 8.05.   Counterparts...........................................  61
SECTION 8.06.   Entire Agreement; No Third-Party Beneficiaries.........  61
SECTION 8.07.   Governing Law..........................................  61
SECTION 8.08.   Assignment.............................................  61
SECTION 8.09.   Enforcement............................................  62
SECTION 8.10.   Severability...........................................  62

                         AGREEMENT AND PLAN OF MERGER

                         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated
                as of September 26, 1996, among A.H. Belo Corporation, a Delaware corporation ("Parent"), A H Finance Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and The Providence Journal Company, a Delaware corporation (the "Company").

                                   RECITALS

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Parent acting as the sole stockholder of Sub, have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each issued and outstanding share of the Company's Class A Common Stock, par value $1.00 per share (the "Company Class A Common Stock"), and the Company's Class B Common Stock, par value $1.00 per share (the "Company Class B Common Stock" and together with the Class A Common Stock, the "Company Common Stock"), other than shares owned directly or indirectly by Parent or the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(a)); and

        WHEREAS, as a condition to the willingness of Parent to enter into this Agreement, those directors and officers of the Company who are also stockholders of the Company (the "Company Significant Stockholders") listed on Schedule A attached to the Company Stockholder Agreement (as defined below) have entered or will enter into that certain Stockholder Agreement, dated as of the date hereof (the "Company Stockholder Agreement"), which provides, among other things, that, subject to the terms and conditions thereof, each Company Significant Stockholder will vote the shares of Company Common Stock which he owns directly in his individual capacity in favor of the Merger and the approval and adoption of this Agreement; and

        WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

        WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, those directors of Parent who are also stockholders of Parent (the "Parent Significant Stockholders") listed on Schedule A attached to the Parent Stockholder Agreement (as defined below) have entered or will enter into that certain Stockholder

Agreement, dated as of the date hereof (the "Parent Stockholder Agreement" and together with the Company Stockholder Agreement, the "Stockholder Agreements"), which provides, among other things, that, subject to the terms and conditions thereof, each Parent Significant Stockholder will vote the shares of Parent Common Stock (as defined in Section 3.02(c)) which he or she owns in his or her individual capacity in favor of the issuance of the shares of Parent Series A Common Stock (as defined in Section 2.01(a)) and any other transactions contemplated in this Agreement for which the approval of the stockholders of Parent shall be required under applicable law or the rules of any securities exchange on which such shares are listed; and

        WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  The Merger
                                  ----------

        SECTION 1.01.  The Merger.  (a)  Upon the terms and subject to the
                       ----------
conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

        (b) At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

        SECTION 1.02. Closing. The closing of the Merger (the "Closing") will
                      -------
take place at 10:00 a.m. on a date to be specified by the parties, which (subject to the prior satisfaction or waiver of the conditions set forth in Sections 6.01, 6.02 and 6.03) shall be no later than the second business day after the day on which the conditions set forth in

Section 6.01 have been satisfied or waived, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

        SECTION 1.03. Effective Time. Subject to the provisions of this
                      --------------
Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate fully the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

        SECTION 1.04. Effects of the Merger. The Merger shall have the effects
                      ---------------------
set forth in Section 259 of the DGCL.

        SECTION 1.05.  Certificate of Incorporation and By-laws.  (a)  The
                       ----------------------------------------
certificate of incorporation of Sub as in effect at the Effective Time, in the form attached hereto as Exhibit A.1, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article One of the certificate of incorporation of the Surviving Corporation shall be amended in its entirety to read as follows: "The name of the corporation is The Providence Journal Company."

        (b) The by-laws of Sub as in effect at the Effective Time, in the form attached hereto as Exhibit A.2, shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.06. Directors. The directors of the Company immediately prior
                      ---------
to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed or elected, as the case may be, in accordance with the certificate of incorporation of the Surviving Corporation and applicable law.

        SECTION 1.07. Officers. The officers of the Company immediately prior to
                      --------
the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed or elected and qualified, as the case may be, in accordance with the certificate of incorporation of the Surviving Corporation and applicable law.

                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

        SECTION 2.01. Conversion of Stock. At the Effective Time, by virtue of
                      -------------------
the Merger and without any action on the part of Parent, Sub, the Company or the holders of any of the following securities:

        (a) Subject to Section 2.01(b) and the allocation provisions set forth below, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held directly or indirectly by Parent and Dissenting Shares (as defined in Section 2.03) as to which appraisal rights have been perfected under the DGCL) shall be converted into:

        (i) the right to receive a number of shares of Parent's Series A common stock, $1.67 par value, including associated Parent Rights (as defined in Section 3.02(c)) ("Parent Series A Common Stock"), equal to the sum of (A)
0.5333 and (B) the quotient (calculated to the nearest 0.0001) of $12.33 divided by the Valuation Period Stock Price (such sum, the "Exchange Ratio"), (ii) the right to receive in cash, without interest, the sum of (A) $12.33 and (B) the product of 0.5333 and the Valuation Period Stock Price (such sum, the "Per Share Cash Amount"),

        (iii) the right to receive 0.5333 shares of Parent Series A Common Stock and $12.33 in cash, without interest (the "Mixed Consideration") or

        (iv) the right to receive a combination of shares of Parent Series A Common Stock and cash determined in accordance with Section 2.01(d), Section 2.01(e) or Section 2.01(f) (the consideration provided for in this Section 2.01(a) in exchange for each share of Company Common Stock is referred to herein as the "Merger Consideration" and the aggregate of such consideration provided in exchange for all shares of Company Common Stock is referred to herein as the "Aggregate Merger Consideration");

provided, however, that, in any event, if between the date of this Agreement
- --------  -------
and the Effective Time the outstanding shares of Parent Series A Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio, the Per Share Cash Amount and the Mixed Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "Valuation Period Stock Price" means the average of the NYSE (as defined in Section 6.01) closing sale prices for the Parent Series A Common Stock (as reported in The Wall Street Journal or, in the absence thereof, by another authoritative source) for the ten consecutive trading-day period ending on the tenth day immediately prior to the anticipated Closing Date. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held directly or indirectly by Parent and Dissenting Shares as to which appraisal rights shall have been perfected under the DGCL) shall at the Effective Time no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares ("Certificates") shall thereafter represent the right to receive only the Merger Consideration. The holders of Certificates shall cease to have any rights with respect to the shares of Company Common Stock previously represented thereby, except as otherwise provided herein or by law. Such certificates previously evidencing such shares of Company Common Stock shall be exchanged for (A) certificates evidencing whole shares of Parent Series A Common Stock issued in consideration therefor or (B) the Per Share Cash Amount multiplied by the number of shares previously evidenced by the cancelled Certificate or (C) a combination of such certificates and cash, in each case in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such Certificates in accordance with the provisions of Section 2.02, without interest. No fractional shares of Parent Series A Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to
Section 2.02(e).

        (b) The number of shares of Company Common Stock to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be equal to the product of (i) the aggregate number of shares of Company Common Stock to be converted in the Merger, which shall be the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and shares held directly or indirectly by Parent (the "Company Common Stock Number")), and (ii) a fraction, the numerator of which is $12.33 and the denominator of which is the Per Share Cash Amount. The number of shares of Company Common Stock to be converted into the right to receive Parent Series A Common Stock in the Merger (the "Stock Election Number") shall be equal to the difference between (i) the Company Common Stock Number and
(ii) the Cash Election Number. The aggregate number of shares of Parent Series A Common Stock constituting the portion of the Aggregate Merger Consideration payable in Parent Series A Common Stock shall equal 0.5333 times the Company Common Stock Number. That portion of the Aggregate Merger

Consideration to be paid in cash shall equal $12.33 times the Company Common Stock Number.

        (c) Election forms in such form as Parent and the Company shall mutually agree (each a "Form of Election") and a Letter of Transmittal (as defined in Section 2.02(b)) shall be mailed 30 days prior to the anticipated Effective Time, or such other date as Parent and the Company shall agree (the "Mailing Date"), to each holder of record of Company Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to choose to receive (subject to the allocation and proration procedures set forth below) one of the following in exchange for such holder's shares of Company Common Stock: (i) only cash (a "Cash Election"), (ii) only Parent Series A Common Stock (a "Stock Election") or
(iii) the Mixed Consideration (a "Mixed Election"). Alternatively, each Election Form will permit the holder to indicate that such holder has no preference as to the receipt of cash or Parent Series A Common Stock for such holder's shares of Company Common Stock (a "Non-Election"). Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner.

        Any Company Common Stock (excluding any treasury shares, shares held directly or indirectly by Parent and Dissenting Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. (New York City time) on the 25th day following the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline") shall be deemed to be shares of Company Common Stock with respect to which a Non-Election has been made. Dissenting Shares shall be treated as Cash Election Shares for purposes of this
Section 2.01 but holders of Dissenting Shares shall not be entitled to any Merger Consideration.

        Parent shall make available (or shall cause the Exchange Agent to make available) one or more separate Election Forms to all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline upon such holder's request to the Exchange Agent, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

        Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election

Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or affidavits and indemnification regarding the loss or destruction of such Certificates reasonably acceptable to Parent or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with a duly executed Letter of Transmittal. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall be deemed to be shares covered by a Non-Election (unless thereafter covered by a duly completed Election Form) and Parent shall cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from such person.

        Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. If Parent (or the Exchange Agent) shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall have no force and effect and the holder making such purported Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. The decision of Parent (or the Exchange Agent) in all such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section
2.01 and all such computations shall be conclusive and binding on the holders of Company Common Stock.

        (d) If the sum of the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") and the aggregate number of such shares covered by Mixed Elections (the "Mixed Election Shares") to be acquired for cash (determined by multiplying the number of Mixed Election Shares by a fraction (the "Mixed Election Cash Fraction"), the numerator of which is $12.33 and the denominator of which is the Per Share Cash Amount (such number of shares referred to as the "Mixed Election Cash Shares")) exceeds the Cash Election Number, then:

        (i) all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Parent Series A Common Stock;

        (ii) all Mixed Election Shares shall be converted to a right to receive the Mixed Consideration; and

        (iii) each Cash Election Share shall be converted into the right to receive (A) an amount of cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number minus the number of Mixed Election Cash Shares and the denominator of which shall be the total number of Cash Election Shares and (B) a number of shares of Parent Series A Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

        (e) If the sum of the aggregate number of Stock Election Shares and the aggregate number of Mixed Election Shares to be acquired for stock (determined by multiplying the number of Mixed Election Shares by one minus the Mixed Election Cash Fraction (such shares referred to as the "Mixed Election Stock Shares")) exceeds the Stock Election Number, then:

        (i) all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash;

        (ii) all Mixed Election Shares shall be converted into a right to receive the Mixed Consideration; and

        (iii) each Stock Election Share shall be converted into the right to receive (A) a number of shares of Parent Series A Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number minus the number of Mixed Election Stock Shares and the denominator of which shall be the total number of Stock Election Shares and (B) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

        (f) In the event that neither Section 2.01(d) nor Section 2.01(e) is applicable, then:

        (i) all Cash Election Shares shall be converted into the right to receive cash;

        (ii) all Stock Election Shares shall be converted into the right to receive Parent Series A Common Stock;

        (iii) all Mixed Election Shares shall be converted into a right to receive the Mixed Consideration; and

        (iv) each Non-Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the Cash Election Number over the sum of the total number of Cash Election Shares and the total number of Mixed Election Cash Shares and the denominator of which shall be the excess of the Company Common Stock Number over the sum of the total number of Cash Election Shares, the total number of Mixed Election Shares and the total number of Stock Election Shares and (B) a number of shares of Parent Series A Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

        (g) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        (h) Each issued and outstanding share of capital stock of Sub shall continue as a validly issued, fully paid and nonassessable share of common stock, par value of $.01 per share, of the Surviving Corporation. Each certificate representing any such shares of Sub shall continue to represent the same number of shares of common stock of the Surviving Corporation.

        SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the
                      ------------------------      --------------
Effective Time, Parent shall deposit with such bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates representing the shares of Parent Series A Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock and (ii) cash in the amount sufficient to pay the cash portion of the Aggregate Merger Consideration (such shares and cash consideration, together with any dividends or distributions with respect thereto with a record date on or after the day on which the Effective Time occurs and any cash payable in lieu of any fractional shares of Parent Series A Common Stock being hereinafter referred to as the "Exchange Fund").

        (b) Exchange Procedures. No later than the business day after the Effective Time, the Exchange Agent shall mail or, if requested, deliver to each holder of record of a Certificate or Certificates immediately prior to the Effective Time, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (collectively, the "Letter of Transmittal"), unless such record holder shall have submitted a Letter of Transmittal together with the Form of Election pursuant to Section 2.01(c). Upon the later of the Effective Time and the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Parent Series A Common Stock and (y) a certified or bank cashier's check in the amount equal to the cash, which such holder has the right to receive pursuant to the provisions of this Article II (in each case, less the amount of any withholding taxes required under applicable law), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Series A Common Stock may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Series A Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any cash in lieu of a fractional share of Parent Series A Common Stock which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to this Article II.

        (c)  Distributions with Respect to Unexchanged Shares.
             ------------------------------------------------
Notwithstanding any other provisions of this Agreement, no dividends or other distributions with respect to shares of Parent Series A Common Stock with a record date on or after the day on which the Effective Time occurs shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Series A Common Stock represented thereby, and no cash in lieu of a fractional share of Parent Series A Common

Stock shall be paid to any such holder pursuant to this Article II, and all such dividends, other distributions and cash in lieu of any fractional share of Parent Series A Common Stock shall be paid by Parent to the Exchange Agent (less the amount of any required withholding taxes) and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Following surrender of any such Certificate, there shall be issued or paid, as applicable, to the holder thereof (i) at the time of such surrender, (x) a certificate representing whole shares of Parent Series A Common Stock issued in exchange therefor, (y) the cash portion of the Merger Consideration and any cash payable in lieu of a fractional share of Parent Series A Common Stock to which such holder is entitled pursuant to this
Article II and (z) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Series A Common Stock (in each case, without interest and less the amount of any required withholding taxes); and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Series A Common Stock.

        (d)     No Further Ownership Rights in Company Common Stock. All shares
                ---------------------------------------------------
of Parent Series A Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to applicable law, Certificates presented after the Effective Time to the Surviving Corporation or the Exchange Agent for any reason shall be cancelled and exchanged as provided in this Article II.

        (e) No Fractional Shares. (i) No certificates or scrip representing
            --------------------
fractional shares of Parent Series A Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

        (ii) Notwithstanding any other provision of this Agreement, each holder of record of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Series A Common Stock (after taking into account all Certificates delivered by such holder of record) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Series A Common Stock multiplied by the closing sales price of one share of Parent Series A Common Stock on the NYSE Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the trading day immediately preceding the Closing Date.

        (f) Termination of Exchange Fund. Any portion of the Exchange Fund which
            ----------------------------
remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration and any cash in lieu of fractional shares or other dividends or distributions payable to such holders pursuant to this Article II, in each case without interest thereon.

        (g)   No Liability. None of Parent, Sub, the Company and the Exchange
              ------------
 Agent shall be liable to any person in respect of any shares of Parent Series A Common Stock (or any dividends or distributions with respect thereto or with respect to any shares of Company Common Stock theretofore represented by any Certificate) or any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the date on which any Merger Consideration or any cash in lieu of a fractional share of Parent Series A Common Stock or other dividends or distributions payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(e)), any such Merger Consideration or cash or other dividends or distributions shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (h)   Lost, Stolen and Destroyed Certificates. If any Certificate shall
               ---------------------------------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash in lieu of a fractional share of Parent Series A Common

Stock, and unpaid dividends and distributions on shares of Parent Series A Common Stock as provided in this Article II, deliverable in respect thereof pursuant to this Agreement.

        (i)    Investment of Exchange Fund. The Exchange Agent shall invest any
               ---------------------------
cash included in the Exchange Fund in U.S. government securities, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

        (j)  Return of Merger Consideration. Any portion of the Aggregate Merger
             ------------------------------
Consideration made available to the Exchange Agent to pay for Dissenting Shares (as defined in Section 2.03) for which appraisal rights have been perfected shall be returned to Parent, promptly upon demand.

        SECTION 2.03. Dissenting Shares. Notwithstanding Section 2.01, shares of
                      -----------------
Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who had demanded appraisal for such shares in accordance with the DCGL (such shares, "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares shall be treated under this Agreement as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

        SECTION 3.01. Representations and Warranties of the Company. Except as
                      ---------------------------------------------
set forth with respect to a specifically identified representation and warranty (other than to the extent it is reasonably evident from one such disclosure that it also applies to one or more other representations and warranties) on the Disclosure Schedule delivered by the Company to Parent at or prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") or as disclosed in the Company SEC Documents (as defined in Section 3.01(f)) filed and publicly available prior to the date of this Agreement

(the "Filed Company SEC Documents"), the Company represents and warrants to Parent and Sub as follows:

        (a)  Organization, Standing and Corporate Power. Each of the Company and
             ------------------------------------------
its Significant Subsidiaries (as defined in Section 8.03) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent prior to the execution and delivery of this Agreement complete and correct copies of its certificate of incorporation and by-laws.

        (b)  Subsidiaries. Paragraph (b) of the Company Disclosure Schedule sets
             ------------
forth a true and complete list of each equity investment in an amount of $5,000,000 or greater made by the Company or any of its subsidiaries in any other person other than the Company's Significant Subsidiaries ("Other Interests"). All the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). The Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Liens, except for Liens created by any partnership agreements for Other Interests.

        (c) Capital Structure. (i) The authorized capital stock of the Company consists of 150,000,000 shares of Company Class A Common Stock and 46,825,000 shares of Company Class B Common Stock. At the close of business on September 24, 1996, (i) 25,998,450 shares of Company Class A Common Stock were issued and outstanding, (ii) 21,067,650 shares of Company Class B Common Stock were issued and outstanding, (iii) no shares of Company Class A Common Stock and no shares of Company Class B Common Stock were held by the Company in its treasury or by subsidiaries of the Company, (iv) 4,383,000 shares of Company Class A Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 5.13), and (v) 75,000,000 shares of Company Class A Common Stock and 23,412,500 shares of Company Class B Common Stock were reserved for issuance pursuant to that certain Rights Agreement, dated as of May 8, 1996 (the "Company Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent (the "Company Rights Agent"). Except as set forth above, at the close of business on September 24, 1996, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. From September 24, 1996 to the date of this Agreement, no shares of capital stock or other voting securities of the Company have been issued except shares of Company Common Stock pursuant to the Company Stock Plans. There are no outstanding stock appreciation rights or rights (other than the Company Employee Stock Options (as defined in Section 5.13)) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. The aggregate number of shares of Company Common Stock subject to issuance upon exercise of all Company Employee Stock Options does not exceed the aggregate number of shares specified for issuance upon exercise of all Company Employee Stock Options in paragraph
(c) of the Company Disclosure Schedule. Except as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which the Company is a party or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        (ii) All outstanding shares of capital of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Paragraph (c) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of all holders of Company Employee Stock Options and the exercise prices thereof.

        (iii) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which any Significant Subsidiary of the Company is bound, obligating such Significant Subsidiary to issue, deliver, sell, or cause to be issued delivered or sold, additional shares of capital stock or other voting securities of such Significant Subsidiary, or obligating such Significant Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right commitment, agreement, arrangement or undertaking.

        (iv) There are no outstanding contractual obligations of the Company or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Significant Subsidiaries. There are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Significant Subsidiaries.

        (d) Corporate Authority; Noncontravention. The Company has all requisite
            -------------------------------------
corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(k)) with respect to the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (after notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iii) subject to the governmental filings and other consents and matters referred to in Section 3.01(e), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not (x) have a material adverse effect on the Company or (y) prevent the consummation of any of the transactions contemplated by this Agreement.

        (e)   Governmental Authorization.  No consent, approval, order or
              --------------------------
authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (each a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"); (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") relating to the Company Stockholders Meeting (as defined in Section 5.01(b)) which shall also constitute a prospectus of Parent relating to the shares of Parent Series A Common Stock to be issued in the Merger, (y) a proxy statement relating to the Parent Stockholders Meeting (as defined in Section 5.01(c)) and (z) such reports under Section 13(a) and Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) such filings with, and orders of, the Federal Communications Commission (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Communications Act"); (iv) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (v) such filings with Governmental Entities as may be required to satisfy the applicable requirements of state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement; and (vi) such other consents, approvals, orders, authorizations, regulations, declarations or filings, the failure of which to obtain or make would not have a material adverse effect on the Company. Except as set forth in paragraph (e) of the Company Disclosure Schedule, the Company has no knowledge of any facts or circumstances relating to the Company or any of its subsidiaries that, individually or in the aggregate, would prevent any necessary FCC approval of the transactions contemplated by this Agreement.

        (f)   SEC Documents; Undisclosed Liabilities. The Company has filed with
              --------------------------------------
the SEC the Company's registration statement on Form S-1 (the "Company S-1"), which became effective on June 24, 1996 (the "S-1 Effective Date"), and all required reports, schedules, forms, statements and other documents since the S-1 Effective Date (together with such Form S-1 registration statement, the "Company SEC Documents"). None of the Company's subsidiaries is required to file with the SEC any report, form or other document. As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents, and except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, as of the date of this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, would have a material adverse effect on the Company.

        (g) Information Supplied. None of the information to be supplied by the
            --------------------
Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Series A Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

        (h) Absence of Certain Changes or Events. Except as contemplated by this
            ------------------------------------
Agreement, since December 31, conducted its business only in the ordinary course, and there has not been (i) any material adverse change (as defined in Section 8.03) in the Company, other than changes relating to or arising from legislative or regulatory changes or developments generally affecting broadcasting or publishing operations or general economic conditions, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other key employee of the Company or any of its Significant Subsidiaries of any increase in compensation (except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreement in effect as of the Balance Sheet Date) or (y) any granting by the Company or any of its subsidiaries to any such executive officer or key employee of any increase in severance or termination pay (except as was required under any employment, severance or termination agreement in effect as of the Balance Sheet Date), (v) any damage, destruction or loss, whether or not covered by insurance, that has had or would have a material adverse effect on the Company, or (vi) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company materially affecting the basis of presenting or method of determining its results of operations, assets, liabilities or businesses.

        (i) Litigation. There is no suit, action or preceeding pending, and the
            ----------
Company has not received written notification threatening any suit, action or proceeding, against or affecting the Company or any of its subsidiaries that individually or the Company or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having any effect referred to in clause (i) or (ii) of this sentence.

        (j)  ERISA and Other Compensation Matters.
             ------------------------------------
        (i) Except as will not have a material adverse effect on the Company, all employee benefit plans ("Plans") covering employees or former employees of the Company or any of its subsidiaries ("Company Employees") have been administered according to their terms and, to the extent subject to the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), are in compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "Service"), and the

Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Company nor any of its subsidiaries or Company ERISA Affiliates (as defined below) has engaged in a transaction with respect to any Company Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its subsidiaries or Company ERISA Affiliates to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA which would have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries or any Company ERISA Affiliates has contributed or been required to contribute to any multiemployer plan.

        (ii) No liability under Subtitles C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries or Company ERISA Affiliates with respect to any ongoing, frozen or terminated Plan, currently or formerly maintained by any of them, or the Plan of any person which is considered one employer with the Company under Section 4001 of ERISA or
Section 414 of the Code (a "Company ERISA Affiliate") which would have a material adverse effect on the Company.

        (iii) All contributions required to be made and all contributions accrued as of the Balance Sheet Date under the terms of any Plan for which the Company or any of its subsidiaries or ERISA Affiliates may have liability have been timely made or have been reflected on the most recent audited balance sheet included in the Filed Company SEC Documents. Neither any Company Pension Plan nor any single-employer plan of the Company or any of its subsidiaries or Company ERISA Affiliates has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA which would have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any Plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

        (iv) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Plan, except as set forth in the Company Disclosure Schedule, which would have a material adverse effect on the Company.

        (v) The execution and delivery of this Agreement do not, and the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any of the Company's Compensation and Benefit Plans that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any of its subsidiaries or Company ERISA Affiliates which would have a material adverse effect on the Company.

        (vi) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its subsidiaries or Company ERISA Affiliates that, individually or collectively, could give rise as a result of the transactions contemplated by this Agreement to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code.

        (vii) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries or Company ERISA Affiliates relating to, or change in employee participation or coverage under, any of the Company's Compensation and Benefit Plans which would increase materially above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

        (k)   Voting Requirements. The affirmative vote at the Company
              -------------------
Stockholders Meeting of the holders of a majority of the votes represented by the outstanding Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

        (l) State Takeover Statutes. The Board of Directors of the Company has
            -----------------------
approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the Company Stockholder Agreement the provisions of Section 203 of the DGCL. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Company Stockholder Agreement or any of the transactions contemplated by this Agreement and no provision of the certificate of incorporation, by-laws or other governing documents of the Company or any of its Significant Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent or any of its Significant Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company Common Stock and the shares of capital stock of its Significant Subsidiaries that may be acquired or controlled directly or indirectly by Parent.

        (m) Brokers. No broker, investment banker, financial advisor or other
            -------
person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has furnished to Parent true and complete copies of all agreements with Bear,

Stearns & Co. Inc. under which any such fees or expenses may be payable, including all indemnification agreements.

        (n)   Opinion of Financial Advisor. The Company has received the opinion
              ----------------------------
of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Aggregate Merger Consideration is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

        (o)   Compliance with Applicable Laws.  Each of the Company and its
              -------------------------------
subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees and orders of any Governmental Entity applicable to its business and operations, except for possible noncompliance that would not, individually or in the aggregate, have a material adverse effect on the Company.

        (p) Taxes. Each of the Company and its subsidiaries has timely filed (or
            -----
has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns (as defined in Section 8.03) required by applicable law to be filed by it prior to or as of the Effective Time. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects. Each of the Company and its subsidiaries has paid (or has had paid on its behalf), or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes (as defined in Section 8.03) due with respect to any period ending prior to or as of the Effective Time, except for Taxes which would not, individually or in the aggregate, have a material adverse effect on the Company.

        (q) Labor. Since the Balance Sheet Date, as of the date of this
            -----
Agreement, there has not been any amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or contract with a labor union or labor organization (each a "Collective Bargaining Agreement") to which it is a party or otherwise bound. There is no labor strike, labor dispute, work slowdown, labor stoppage or lockout actually pending, and the Company has received no written notice of any threatened labor strike, labor dispute, work slowdown, labor stoppage or lockout, against the Company or any of its subsidiaries, nor are there, to the knowledge of the Company, any organizational efforts presently being made involving any of the unorganized employees of the Company or any of its subsidiaries which in any such case or all such cases together would have a material adverse effect on the Company.

        (r)   Rights Agreement. The Company has taken, and as soon as possible
              ----------------
after the date hereof the Company Rights Agent will take, all actions necessary to amend the Company Rights Agreement, or the Board of Directors of the Company has taken other action under the Company Rights Agreement, to the extent necessary to ensure that neither the execution and delivery of this Agreement or the Company Stockholder Agreement, nor the consummation of the transactions contemplated hereby and thereby, will cause the "Rights" to become exercisable, cause Parent or any or all of the Company Significant Stockholders to become an "Acquiring Person" or result in a "Distribution Date" with respect to the "Rights", in each case as defined in the Company Rights Agreement.

        (s)   Environmental Matters.  (i) Except as disclosed in the Company
              ---------------------
Disclosure Schedule and except for such matters that, alone or in the aggregate, would not have a material adverse effect on the Company:

        (1) the Company and its subsidiaries have complied with all applicable Environmental Laws; (2) the properties currently owned or operated by the Company and its subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (3) the properties formerly owned or operated by the Company or its subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its subsidiaries; (4) neither the Company nor any of its subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (5) neither the Company nor any of its subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (6) neither the Company nor any of its subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries may be in violation of or liable under any Environmental Law; (7) neither the Company nor any of its subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (8) there are no circumstances or conditions involving the Company or any of its subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company or its subsidiaries pursuant to any Environmental Law; (9) none of the properties of the Company or its subsidiaries contains any underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls; and (10) neither the Company nor any of its subsidiaries has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substances.

        (ii) As used herein:

        (1) "Environmental Law" means any federal, state, local or foreign law, regulation, treaty, order, decree, permit, authorization, policy, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any chemical substance or waste; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

        (2) "Hazardous Substance" means any substance that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law;
(B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.


        (t)   Licenses. (i) Each of the Company and its subsidiaries has all
              --------
permits, licenses, waivers and authorizations (other than FCC Licenses (as defined in Section 8.03), but including licenses, authorizations and certificates of public convenience and necessity from applicable state and local authorities), which are necessary for it to conduct its business, including its television broadcast operations, in the manner in which they are presently being conducted (collectively, "Company Licenses"), other than any Company Licenses the failure of which to have would not, individually or in the aggregate, have a material adverse effect on the Company. Each of the Company and its subsidiaries is in compliance with the terms of all Company Licenses (other than FCC Licenses), except for such failures so to comply which would not have a material adverse effect on the Company. The Company and its subsidiaries have duly performed their respective obligations under such Company Licenses, except for such non-performance as would not have a material adverse effect on the Company. There is no pending or, to the knowledge of the Company, threatened application, petition, objection or other pleading with any Governmental Entity other than the FCC which challenges or questions the validity of, or any rights of the holder under, any Company License (other than an FCC License), except for such applications, petitions, objections or other pleadings, that would not, individually or in the aggregate, have a material adverse effect on the Company.

        (ii) Except as does not materially jeopardize the operation by the Company or applicable subsidiary of the Company of any of the Company Stations (as defined in Section 8.03) to which the FCC Licenses apply: (v) the Company and those of its subsidiaries that are required to hold FCC Licenses, or that control FCC Licenses, are financially qualified and, to the knowledge of the Company, are otherwise qualified to hold such FCC Licenses or to control such FCC Licenses, as the case may be; (w) the Company and those of its subsidiaries that are required to hold FCC Licenses hold such FCC Licenses; (x) the Company is not aware of any facts or circumstances relating to the Company or any of its subsidiaries that would prevent the FCC's granting the requisite consent to the FCC Form 315 Transfer of Control Application to be filed with respect to the Merger (the "FCC Application"); (y) each Company Station is in material compliance with all FCC Licenses held by it; and (z) there is not pending or, to the knowledge of the Company, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC License held by the Company or one of its subsidiaries, except for rule making or similar proceedings of general applicability to persons engaged in substantially the same business conducted by the Company Stations.

        (u) Intellectual Property. The Company and its subsidiaries own or have
            ---------------------
rights to use (i) all material computer software utilized in the conduct of their respective businesses and (ii) Company or any such subsidiary and, to the knowledge of the Company, such use does not conflict with such failures to own or have rights to use and such conflicts that have not had and would not have a material adverse effect on the Company.

        (v)   Material Agreements.  (i) Neither the Company nor any of its
              -------------------
subsidiaries is in material breach of any network affiliation agreement for any Company Station (a "Company Network Agreement").

        (ii) Neither the Company nor any of its subsidiaries is in material breach of any agreement other than a Company Network Agreement, except for breaches which would not, individually or in the aggregate, have a material adverse effect on the Company.

        SECTION 3.02. Representations and Warranties of Parent and Sub. Except as set forth with respect to a specifically identified representation and warranty (other than to the extent it is reasonably evident from one such disclosure that it also applies to one or more other representations and warranties) on the Disclosure Schedule delivered by Parent to the Company at or prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") or as disclosed in the Parent SEC Documents (as defined in Section 3.02(f)) filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), Parent and Sub represent and warrant to the Company as follows:

        (a)   Organization, Standing and Corporate Power. Each of Parent and Sub
              ------------------------------------------
and each of Parent's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company prior to the execution and delivery of this Agreement complete and correct copies of its certificate of incorporation and by-laws.

        (b)   Subsidiaries. All the outstanding shares of capital stock of each
              ------------
subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned by Parent, by another subsidiary of Parent or by Parent and another such subsidiary, free and clear of all Liens.

        (c) Capital Structure. (i) As of the date of this Agreement, the authorized capital stock of Parent consists of 150,000,000 shares of Common Stock, par value $1.67 per share (the "Parent Common Stock"), of which such shares as may be designated from time to time by the Board of Directors of Parent as Series A Common Stock are designated as Series A Common Stock (the "Parent Series A Common Stock") and 15,000,000 shares are designated as Series B Common Stock ("Parent Series B Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share ("Parent Preferred Stock" of which 150,000 shares are designated as Series A Junior Participating Preferred Stock. At the close of business on September 25, 1996, (i) 35,066,733 shares of Parent Series A Common Stock were issued and outstanding, (ii) 9,233,864 shares of Parent Series B Common Stock were issued and outstanding, (iii) no shares of Parent Series A Common Stock, Parent Series B Common Stock or Parent Preferred Stock were held by Parent in its treasury, (iv) 2,123,557 and 748,740 shares of Parent Series A Common Stock and Parent Series B Common Stock, respectively, were reserved for issuance upon exercise of outstanding options under Parent's employee stock option plans (the "Parent Stock Plan") and 3,833,992 shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Plan in respect of options that have not been granted, and (v) all shares of Parent's Series A Junior Participating Preferred Stock were reserved for issuance pursuant to that certain Amended and Restated Rights Agreement, dated as of February 28, 1996 (the "Parent Rights Agreement"), between Parent and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Parent Rights Agent"). Except as set forth above, at the close of business on September 25, 1996, no shares of capital stock or other voting securities of

Parent were issued, reserved for issuance or outstanding. Except as set forth above or as otherwise contemplated by this Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which Parent is a party or by which it is bound, obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent, or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        (ii) All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote.

        (iii) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which any Significant Subsidiary of Parent is bound, obligating such Significant Subsidiary to issue, deliver, sell, or cause to be issued delivered or sold, additional shares of capital stock or other voting securities of such Significant Subsidiary, or obligating such Significant Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right commitment, agreement, arrangement or undertaking.

        (iv) As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Significant Subsidiaries. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

        (d)   Corporate Authority; Noncontravention.  Parent and Sub have all
              -------------------------------------
requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval (as defined in Section 3.02(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub subject, in the case of Parent, to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (after notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any of Parent's Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or such other subsidiary or any of their respective properties or assets or (iii) subject to the governmental filings and other consents and matters referred to in Section 3.02(e), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or such other subsidiary or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not (x) have a material adverse effect on Parent or (y) prevent the consummation of any of the transactions contemplated by this Agreement.

        (e)   Governmental Authorization.  No consent, approval, order or
              --------------------------
authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act; (ii) the filing with the SEC of (x) the Form S-4, (y) a proxy statement relating to the Parent Stockholders meeting and (z) the filing or furnishing with or to the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement, and the transactions contemplated by this Agreement; (iii) such filings with, and orders of, the FCC as may be required under the Communications Act and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated by this Agreement; (iv) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (v) such filings with Governmental Entities as may be required to satisfy the applicable requirements of state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement; (vi) such other consents, approvals, orders, authorizations, regulations, declarations or filings, the failure of which to obtain or make would not have a material adverse effect on Parent; and (vii) such filings with and approvals of the NYSE to permit the shares of Parent Series A Common Stock that are to be issued in the Merger to be listed on the NYSE. Except as set forth in paragraph (e) of the Parent Disclosure Schedule, Parent has no knowledge of any facts or circumstances relating to Parent or any of its subsidiaries that, individually or in the aggregate, would prevent any necessary FCC approval of the transactions contemplated by this Agreement.

        (f) SEC Documents; Undisclosed Liabilities. Parent has filed with the
            --------------------------------------
SEC all reports, schedules, forms, statements and other documents required to be filed since the Balance Sheet Date (the "Parent SEC Documents"). None of Parent's subsidiaries is required to file with the SEC any report, form or other document. As of their respective dates, the Parent SEC Documents complied as to form in all material respects Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the Filed Parent SEC Documents, and except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, as of the date of this Agreement, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, would have a material adverse effect on Parent.

        (g) Information Supplied. None of the information to be supplied by
            --------------------
Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to Company stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading. The Form S-4 and Parent's proxy statement relating to the Parent Stockholders Meeting will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Form S-4 based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

        (h) Absence of Certain Changes or Events. Except as contemplated by this
            ------------------------------------
Agreement, since the Balance Sheet Date, Parent has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Parent, other than changes relating to or arising from legislative or regulatory changes or developments generally affecting broadcasting or publishing operations or general economic conditions, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, except for regular quarterly dividends on the Parent Common Stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iv) any damage, destruction or loss, whether or not covered by insurance, that has had or would have a material adverse effect on Parent, (v) (x) any granting by Parent or any of its subsidiaries to any executive officer or other key employee of Parent or any of its Significant Subsidiaries of any increase in compensation (except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreement in effect as of the Balance Sheet Date) or (y) any granting by Parent or any of its Significant Subsidiaries to any such executive officer or key employee of any increase in severance or termination pay (except as was required under any employment, severance or termination agreement in effect as of the Balance Sheet Date), (vi) any damage, destruction or loss, whether or not covered by insurance, that has had or would have a material adverse effect on Parent, or (vii) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Parent materially affecting the basis of presenting or method of determining its results of operations, assets, liabilities or businesses.

        (i) Litigation. There is no suit, action or proceeding pending, and
            ----------
Parent has not received written notification threatening any suit, action or proceeding, against individually or in the aggregate could (i) have a material adverse effect on Parent or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any effect referred to in clause (i) or (ii) of this sentence.

        (j)   ERISA and Other Compensation Matters.
              ------------------------------------
        (i) Except as will not have a material adverse effect on Parent, all Plans covering employees or former employees of Parent or any of its subsidiaries ("Parent Employees") have been administered according to their terms and, to the extent subject to ERISA, are in compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Parent Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Service, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither Parent nor any of its subsidiaries or Parent ERISA Affiliates (as defined below) has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Parent or any of its subsidiaries or Parent ERISA Affiliates to a tax or penalty imposed by either
Section 4975 of the Code or Section 502(i) of ERISA which would have a material adverse effect on Parent. Neither Parent nor any of its subsidiaries or Parent ERISA Affiliates has contributed or been required to contribute to any multiemployer plan.

        (ii) No liability under Subtitles C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any of its subsidiaries or Parent ERISA Affiliates with respect to any ongoing, frozen or terminated Plan, currently or formerly maintained by any of them, or the Plan of any person which is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code (a "Parent ERISA Affiliate") which would have a material adverse effect on Parent.

        (iii) All contributions required to be made and all contributions accrued as of the Balance Sheet Date under the terms of any Plan for which Parent or any of its subsidiaries or Parent ERISA Affiliates may have liability have been timely made or have been reflected on the most recent audited balance sheet included in the Filed Parent SEC Documents. Neither any Parent Pension Plan nor any single-employer plan of Parent or any of its subsidiaries or Parent ERISA Affiliates has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA which would have a material adverse effect on Parent. Neither Parent nor any of its subsidiaries has provided, or is required to provide, security to any

Parent Pension Plan or to any Plan of a Parent ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

        (iv) Neither Parent nor any of its subsidiaries has any obligations for retiree health and life benefits under any Plan, except as set forth in the Parent Disclosure Schedule, which would have a material adverse effect on Parent.

        (v) The execution and delivery of this Agreement do not, and the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any of the Parent's Compensation and Benefit Plans that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of Parent or any of its subsidiaries or Parent ERISA Affiliates which would have a material adverse effect on Parent.

        (vi) There is no contract, agreement, plan or arrangement covering any employee or former employee of Parent or any of its subsidiaries or Parent ERISA Affiliates that, individually or collectively, could give rise as a result of the transactions contemplated by this Agreement to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code.

        (vii) There has been no amendment to, written interpretation or announcement (whether or not written) by Parent or any of its subsidiaries or Parent ERISA Affiliates relating to, or change in employee participation or coverage under, any of the Parent's Compensation and Benefit Plans which would increase materially above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

        (k) Voting Requirements. The affirmative vote at the Parent Stockholders
            -------------------
Meeting of the holders of a majority of the votes represented by the outstanding shares of Parent Common Stock (the "Parent Stockholder Approval") is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of Parent Series A Common Stock upon effectiveness of the Merger.

        (l)   Brokers. No broker, investment banker, financial advisor or other
              -------
person, other than Furman, Selz LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finders, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

        (m)  Interim Operations of Sub. Sub was formed solely for the purpose of
             -------------------------
engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

        (n) Taxes. Each of Parent and its subsidiaries has timely filed (or has
            -----
had timely filed on its behalf), or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects. Each of Parent and its subsidiaries has paid (or has had paid on its behalf), or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period ending prior to or as of the Effective Time, except for Taxes which would not, individually or in the aggregate, have a material adverse effect on Parent.

        (o) Compliance with Applicable Laws. Each of Parent and its subsidiaries
            -------------------------------
is in compliance with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees and orders of any Governmental Entity applicable to its business and operations, except for possible noncompliance that would not, individually or in the aggregate, have a material adverse effect on Parent.

        (p)  Labor. Since the Balance Sheet Date, as of the date of this
             -----
Agreement, there has not been any amendment in any material respect by Parent or any of its subsidiaries of any Collective Bargaining Agreement to which it is a party or otherwise bound. There is no labor strike, labor dispute, work slowdown, labor stoppage or lockout actually pending, and Parent has received no written notice of any threatened labor strike, labor dispute, work slowdown, labor stoppage or lockout, against Parent or any of its subsidiaries, nor are there, to the knowledge of Parent, any organizational efforts presently being made involving any of the unorganized employees of Parent or any of its subsidiaries which in any such case or all such cases together would have a material adverse effect on Parent.

        (q)   Rights Agreement. Parent has taken, and as soon as possible after
              ----------------
the date hereof, the Parent Rights Agent will take, all actions necessary to amend the Parent Rights Agreement, or the Board of Directors of Parent has taken other action under the Parent Rights Agreement, to the extent necessary to ensure that neither the execution and delivery of this Agreement or the Parent Stockholder Agreement, nor the consummation of the transactions contemplated hereby and thereby, will cause the "Rights" to become exercisable, cause the Company or any or all of the Company Significant Stockholders to become an "Acquiring Person" or result in a "Distribution

Date" with respect to the "Rights", in each case as defined in the Parent Rights Agreement.

        (r) Environmental Matters. (i) Except for such matters that, alone or in
            ---------------------
the aggregate, would not have a material adverse effect on Parent:

        (1) Parent and its subsidiaries have complied with all applicable Environmental Laws; (2) the properties currently owned or operated by Parent and its subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (3) the properties formerly owned or operated by Parent or its subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or any of its subsidiaries; (4) neither Parent nor any of its subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (5) neither Parent nor any of its subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (6) neither Parent nor any of its subsidiaries has received any notice, demand, letter, claim or request for information alleging that Parent or any of its subsidiaries may be in violation of or liable under any Environmental Law; (7) neither Parent nor any of its subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (8) there are no circumstances or conditions involving Parent or any of its subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Parent or its subsidiaries pursuant to any Environmental Law; (9) none of the properties of Parent or its subsidiaries contains any underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls; and (10) neither Parent nor any of its subsidiaries has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substances.

        (s) Licenses. (i) Each of Parent and its subsidiaries has all permits, licenses, waivers and authorizations (other than FCC Licenses, but including licenses, authorizations and certificates of public convenience and necessity from applicable state and local authorities), which are necessary for it to conduct its business, including its television broadcast operations, in the manner in which they are presently being conducted (collectively, the "Parent Licenses") other than any Parent Licenses the failure of which to have would not, individually or in the aggregate, have a material adverse effect on Parent. Each of Parent and its subsidiaries is in compliance with the terms of all Parent Licenses (other than FCC Licenses), except for such failures so to comply which would not have a material adverse effect on Parent. Parent and its subsidiaries have duly performed their respective obligations under such Parent Licenses, except for such non-performance as would not have a material adverse effect on Parent. There is no pending or, to the knowledge of Parent, threatened application, petition, objection or other pleading with any Governmental Entity other than the FCC which challenges or questions the validity of, or any rights of the holder under, any Parent License (other than an FCC License), except for such applications, petitions, objections or other pleadings, that would not, individually or in the aggregate, have a material adverse effect on Parent.

        (ii) Except as does not materially jeopardize the operation by Parent or the applicable subsidiary of Parent of any of the Parent Stations (as defined in Section 8.03) subsidiaries that are required to hold FCC Licenses, or that control FCC Licenses, are financially qualified and, to the knowledge of Parent, are otherwise qualified to hold such FCC Licenses or to control such FCC Licenses, as the case may be; (w) Parent and those of its subsidiaries that are required to hold FCC Licenses hold such FCC Licenses; (x) Parent is not aware of any facts or circumstances relating to Parent or any of its subsidiaries that would prevent the FCC's granting the requisite consent to the FCC Application;
(y) each Parent Station is in material compliance with all FCC Licenses held by it; and (z) there is not pending or, to the knowledge of Parent, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC License held by Parent or any of its subsidiaries, except for rule making or similar proceedings of general applicability to persons engaged in substantially the same business conducted by the Parent Stations.

        (t)   Intellectual Property. Parent and its subsidiaries own or have
              ---------------------
rights to use (i) all material computer software utilized in the conduct of their respective businesses and (ii) all names and service marks used by Parent or any such subsidiary and, to the knowledge of Parent, such use does not conflict with any rights of others with respect thereto, except for such failures to own or have rights to use and such conflicts that have not had and would not have a material adverse effect on Parent.

        (u) Material Agreements. (i) Neither Parent nor any of its subsidiaries
            -------------------
is in material breach of any network affiliation agreement for any Parent Station (a "Parent Network Agreement").

        (ii) Neither Parent nor any of its subsidiaries is in material breach of any agreement other than a Parent Network Agreement, except for breaches which would not, individually or in the aggregate, have a material adverse effect on Parent.

        (v) Financing. At the Effective Time, Parent and Sub will have available
            ---------
all of the funds necessary (i) to satisfy their respective obligations under this

Agreement, and (ii) to pay all the related fees and expenses in connection with the foregoing.

        (w)   FCC Application. Parent and Sub are legally and financially
              ---------------
qualified and, to Parent's knowledge, otherwise qualified to hold, or control the entities which hold or will hold, the FCC Licenses currently held or controlled by the Company or to be held by Parent, Sub or any person under their control after the Effective Time, and are not aware of any facts or circumstances that might prevent or delay prompt consent to or waivers for the FCC Application.

        (x)  Opinion of Financial Advisor. Parent has received the opinion of
             ----------------------------
Furman Selz LLC, dated the date of this Agreement, to the effect that, as of such date, the Aggregate Merger Consideration is fair to Parent's stockholders from a financial point of view, a signed copy of which has been delivered to the Company.

        (y)  No Ownership of Company Common Stock. Neither Parent nor any of its
             ------------------------------------
subsidiaries owns any shares of Company Common Stock.

                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

        SECTION 4.01.  Conduct of Business.  (a)  Conduct of Business by the
                       -------------------        --------------------------
Company.  Prior to the Effective Time, except as contemplated by this Agreement
- -------
(including Section 4.01(c)), the Company shall, and shall cause each of its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, except as contemplated by this Agreement (including Section 4.01(c)), without the prior, express written consent of Parent (which may not be unreasonably delayed or withheld), the Company shall not, and shall not permit any of its subsidiaries to:

                (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement in accordance with their present terms);

                (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that, individually or in the aggregate, are material to the Company and its subsidiaries taken as a whole;

                (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except, in any such case, in the ordinary course of business consistent with past practice, and except transactions between a wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

                (vi) (x) incur any indebtedness, except for borrowings (net of cash, cash equivalents and marketable securities held by the Company or any of its subsidiaries) not in excess of $175,000,000 at any one time outstanding incurred in the ordinary course of business consistent with past practice, or (y) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

                (vii) make or agree to make any new capital expenditure or capital expenditures, except in the ordinary course of business consistent with past practice;

                (viii) make any material Tax election or settle or compromise any material Tax liability;

                (ix) except in the ordinary course of business or except as would not have a material adverse effect on the Company, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                (x) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

                (xi) except as required to comply with applicable law and except as necessary to comply with Section 5.13, (w) adopt, enter into, terminate or amend any of the Company's Compensation and Benefit Plans or other arrangement for the benefit or welfare of any current or former director, officer or employee, (x) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases, promotions or bonuses in the ordinary course of business consistent with past practice), (y) pay any benefit not provided for under any of the Company's Compensation and Benefit Plans, or (z) except as permitted in clause (x), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or of the Company's Compensation and Benefit Plans (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any of the Company's Compensation and Benefit Plans or agreement or awards made thereunder);

                (xii) enter into any television program or newspaper publishing production or distribution arrangements, including joint venture arrangements, with a term in excess of one year; or

                (xiii) authorize, or commit or agree to take, any of the foregoing actions.

             (b) Conduct of Business by Parent. (i) Prior to the Effective Time,
                 -----------------------------
        without the prior, express written consent of the Company (which may be given or withheld in its sole discretion), Parent shall not, and shall not permit any of its subsidiaries to:

                (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, the Parent capital stock, other than quarterly dividends paid in accordance with past practice;

                (y) split, combine or reclassify the Parent capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Parent Series A Common Stock; or

                (z) authorize, or commit or agree to take, any of the foregoing actions.

                (ii) Prior to the Effective Time, Parent will not, without the consent of the Company (which will not be unreasonably withheld or delayed), acquire or agree to acquire another publicly held company, or another person, by way of purchase, merger or consolidation, if, in connection with such acquisition, merger or consolidation, Parent would issue shares of Parent Common Stock in an aggregate amount exceeding 10% of the aggregate amount of shares of Parent Common Stock outstanding on the date of consummation.

        (c)   Control of the Stations and Publishing Operations. Prior to the
              -------------------------------------------
Effective Time, control of the Company's television broadcast operations, along with all of the Company's other operations, shall remain with the Company. The Company, Parent and Sub acknowledge and agree that neither Parent nor Sub nor any of their respective employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise, such broadcast and other operations, it being understood that supervision of all programs, equipment, operations and other activities of such broadcast and other operations shall be the sole responsibility, and at all times prior to the Effective Time remain within the complete control and discretion, of the Company, subject to the terms of Section 4.01(a).

        (d) Advisement of Changes. The Company and Parent shall promptly advise
            ---------------------
the other party orally and in writing upon its becoming aware of (i) any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event which would have a material adverse effect on such party or on the ability of the conditions set forth in Article VI to be satisfied; provided, however,
                                                           --------  -------
that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it
                      ---------------
permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any takeover proposal (as defined in Section 8.03), (ii) enter into any agreement providing for any takeover proposal or (iii) participate in any negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate the making of, any takeover proposal; provided, however, that if, at any time prior to the receipt of the Company Stockholder Approval, the Board of Directors of the Company determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, as advised by outside counsel, the Company may, with respect to an actual or potential unsolicited takeover proposal and subject to compliance with Section 4.02(c),
(x) furnish non-public information with respect to the Company to such person making such actual or potential unsolicited takeover proposal and (y) participate in negotiations regarding such proposal.

        (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior proposal (as defined in Section 8.03) if the Board of Directors of the Company shall have determined in good faith that it is necessary, in order to comply with its fiduciary duties to the Company's stockholders under applicable law, as advised by outside counsel, to approve or recommend such superior proposal, and have given notice to Parent advising Parent that the Company has received such superior proposal from a third party, specifying the material terms and conditions (including the identity of the third party), and specifically stating that the Company intends to approve or recommend such superior proposal in accordance with this Section 4.02(b).

        (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any request for information or of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal which, in any such case, is either (i) in writing or (ii) made to any executive officer or director of the Company (and brought to the attention of the chief executive officer of the Company), the identity of the person making any such request (to the extent practicable), takeover proposal or inquiry and all the material terms and conditions thereof. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.

        Nothing contained in this Section 4.02 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 of the Exchange Act or (ii) making any disclosure to its stockholders that in the judgment of its Board of Directors, as advised by its outside legal counsel, is required under applicable law.


                                   ARTICLE V

                             Additional Agreements
                             ----------------------

        SECTION 5.01.  Preparation of the Form S-4 and the Proxy Statement;
                       ----------------------------------------------------
Stockholders Meetings. (a) As soon as practicable after execution and delivery of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. The Company and Parent shall each use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders and Parent will use all reasonable efforts to cause an appropriate proxy statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Parent Series A Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Plans as may be reasonably requested in connection with any such action.

        (b) The Company will, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.02(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, subject to Section 4.02(b).

        (c) Parent will, as soon as reasonably practicable after the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approval. Parent will, through its Board of Directors, recommend to its stockholders that such stockholders approve the issuance of shares of Parent Series A Common Stock upon consummation of the Merger.


        (d) The Company and Parent will use all reasonable efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting as soon as practicable after the execution and delivery of this Agreement.

        SECTION 5.02.  Letters of the Company's Accountants. The Company shall
                       -------------------------------------
use all reasonable efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, addressed to Parent, in form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        SECTION 5.03.  Letters of Parent's Accountants. Parent shall use all
                       --------------------------------
reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants for the relevant periods prior to the date hereof, dated a date within two business days before the date on which the Form S-4 shall become effective, addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        SECTION 5.04.  Access to Information; Confidentiality. Subject to the
                       --------------------------------------
Confidentiality Agreement (as defined below), Parent and the Company shall, and shall cause each of its subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party, reasonable access during normal business hours during the period prior to the Effective Time to all their properties, books, contracts, commitments, personnel and records and, during such period (subject to existing confidentiality and similar non-disclosure obligations and the preservation of applicable privileges), Parent and the Company shall, and shall cause each of its subsidiaries to, furnish promptly to the other party (a) a copy of each material report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement, dated as of August 27, 1996, between Parent and the Company (the "Confidentiality Agreement").

        SECTION 5.05. Reasonable Efforts. (a) Upon the terms and subject to the
                      ------------------
conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions, waivers, consents, licenses and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or license from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Stockholder Agreements, or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement. Without limiting the foregoing, the Company and Parent shall use all reasonable efforts and cooperate in promptly preparing and filing as soon as practicable, and in any event within 15 business days after executing this Agreement, (i) notifications under the HSR Act and (ii) the FCC Application and related filings in connection with the Merger and the other transactions contemplated hereby, and to respond as promptly as practicable to any inquiries or requests received from the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), the FCC and any other Governmental Entities for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters or matters relating to the FCC Application. Each of Parent, Sub and the Company, to the extent applicable, further agrees to file contemporaneously with the filing of the FCC Application any requests for waivers of applicable FCC rules or rules or regulations of other Governmental Entities as may be required, to expeditiously prosecute such waiver requests and to diligently submit any additional information or amendments for which the FCC or any other relevant Governmental Entity may ask with respect to such wavier requests. In furtherance of the foregoing, Parent and Sub will agree to seek a temporary waiver (not more than 12 months in duration) of the FCC's mass media ownership rules (the "Temporary Waiver") to allow for the disposition of the assets comprising the broadcast station identified in Schedule 5.05 (the "Schedule 5.05 Assets") to the extent that, under the FCC's mass media ownership rules, the Schedule 5.05 Assets could not be held in common control with any Company Station following the Effective Time. Parent and Sub further covenant that, prior to the Effective Time, they shall not acquire any new or increased "attributable interest," as defined in the FCC rules, in any media property ("Further Media Interest"), which Further Media Interest could not be held in common control with any Company Station by Parent or Sub following the Effective Time (including by virtue of the FCC's multiple ownership limits), without the prior written consent of the Company. Notwithstanding anything to the contrary contained in this Section 5.05, no party shall be obligated to take any action pursuant to this Section 5.05 (other than disposing of the Schedule 5.05 Assets) if the taking of such action or the obtaining of any waiver, consent, approval or exemption would have a material adverse effect on the Company or Parent.

        (b) In connection with, but without limiting, the foregoing, the Company and its Board of Directors state takeover statute applicable to this Agreement, the Stockholder Agreements, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, the Stockholder Agreements, the Merger or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

        (c) In connection with, but without limiting, the foregoing, Parent and Sub shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Entity ("Antitrust Laws") or any laws, rules or regulations of the FCC or other Governmental Entities relating to the broadcast, newspaper, mass media or communications industries

(collectively, "Communications Laws") and will take all necessary and proper steps (excluding, however, agreeing to hold separate, to place in trust and/or to divest any of the businesses, product lines or assets ("Divestitures") of (1) the Company or any of its subsidiaries or affiliates at any time after the Effective Time or (2) Parent or any of its subsidiaries or affiliates, except for the Divestiture of the Schedule 5.05 Assets (pursuant to the Temporary Waiver, if necessary) or Divestitures involving assets having a value of $50,000,000 or less) as may be reasonably required (i) for securing the termination of any applicable waiting period on or before the Termination Date (as defined in Section 7.01) or the grant of the FCC Application on or before the Termination Date under the Antitrust Laws or Communications Laws or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Agreement as violative of any Antitrust Law or Communications Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Agreement as violative of any Antitrust Law or Communications Law, of any order or decree permitting the transactions contemplated by this Agreement but requiring Divestiture of the Schedule 5.05 Assets, shall not be deemed a failure to satisfy the conditions specified in
Section 6.01(c) or (d).

        (d) Each of Parent and the Company shall promptly provide the other with a copy of any inquiry or request for information (including notice of any oral request for information), pleading, order or other document either party receives from any Governmental Entities with respect to the matters referred to in this Section 5.05.


        (e) Parent and Sub agree to assume and become bound by the terms of any of the Company Network Agreements if and to the extent required thereby in connection with the transactions contemplated by this Agreement.

        SECTION 5.06. Indemnification and Insurance. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective certificates of incorporation or by-laws (or comparable charter or organizational documents) or otherwise shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. From and after the Effective Time, Parent shall guarantee the performance by the Surviving Corporation of its obligations referred to in the immediately preceding sentence, provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims, and Parent's guarantee with respect thereto, shall continue until final disposition of any and all such claims. From and after the Effective Time, Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its subsidiaries, occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Effective Time, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to or at the Effective Time, Parent shall pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. From and after the Effective Time, Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.06.

        (b) Parent will cause to be maintained, for a period of not less than six years from the Effective Time, the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to or at the Effective Time ("D&O Insurance"), provided that Parent shall not be obligated to pay annual premiums for such D&O Insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement (the amount equal to such percentage of such last annual premium, the "Maximum Premium"); provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or cancelled or is not available during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions not materially less advantageous to the covered persons than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $458,726.

        SECTION 5.07. Fees and Expenses. (a) All fees and expenses incurred in connection with the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4, the Proxy Statement and Parent's proxy statement referred to in
Section 5.01(a).

        (b) The Company shall pay, or cause to be paid, in same day funds to Parent $50,000,000 (the "Termination Fee") upon demand if (i) the Company or Parent terminates this Agreement pursuant to Section 7.01(c) or (ii) if the Company or Parent terminates this Agreement pursuant to Section 7.01(b)(i); provided, however, that, with respect to clause (ii) of this paragraph (b) only, the Termination Fee shall not be payable unless and until (x) any Person (other than Parent) (an "Acquiring Party") has acquired, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions within 12 months after such termination, a majority of the voting power of the outstanding securities of the Company or all or substantially all of the assets of the Company or (y) there has been consummated within 12 months after such termination a consolidation, merger or similar business combination between the Company and an Acquiring Party in which stockholders of the Company immediately prior to such consolidation, merger or similar transaction do not own securities representing at least 50% of the outstanding voting power of the surviving entity (or, if applicable, any entity in control of such Acquiring Party) of such consolidation, merger or similar transaction immediately following the consummation thereof, in either of cases (x) or (y) involving a consideration for Company Common Stock (including the value of any stub equity) in excess of the Aggregate Merger Consideration; and provided further, that, with respect to clause (ii) of this paragraph (b) only, no such Termination Fee shall be payable unless there shall have been made public prior to the Company Stockholders Meeting a takeover proposal involving consideration for Company Common Stock (including the value of any stub equity) in excess of the Aggregate Merger Consideration. The Company acknowledges that the agreements contained in this
Section 5.07(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.07(b) and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent or Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        (c)  Transfer and Gains Taxes and Certain Other Taxes. Parent and Sub
             -------------------------------------------------
agree that the Surviving Corporation will pay all real other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger without any offset, deduction, counterclaim or deferment of the payment of the Aggregate Merger Consideration.

        SECTION 5.08. Public Announcements. Prior to the Closing Date, Parent and Sub, on the one hand, and the Company, on the other hand, will use all reasonable efforts to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court order or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 5.09.  Affiliates. At least thirty days prior to the Closing
                       -----------
Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145(c) under the Securities Act. The Company shall use all reasonable efforts to cause each such person to deliver to Parent, on or prior to the Closing Date, a written agreement substantially in the form attached hereto as Exhibit B (each an "Affiliate Agreement").

        SECTION 5.10.  NYSE Listing. Parent shall use all reasonable efforts to
                       -------------
cause the shares of Parent Series A Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

        SECTION 5.11.  Stockholder Litigation. The Company shall advise Parent
                       ----------------------
of all material developments in any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement and the Company shall not agree to any settlement of such litigation without Parent's consent, which consent shall not be unreasonably withheld.

        SECTION 5.12.  Directorships of Parent. Promptly after the Effective
                       -----------------------
Time, Parent's Board of Directors will, in accordance with its customary nominating procedures, elect Stephen Hamblett and three other current members of the Company's Board of Directors to be directors of Parent. One of the undetermined members will be elected as a Class III Director it, being agreed that the Board of Directors of Parent will be under no obligation to renominate such person thereafter. The second undetermined member will be elected as a Class I Director, it being agreed that the Board of Directors of Parent will be under no obligation to renominate such person thereafter. Replacements for

Stephen Hamblett and the third undetermined member will be either current members of the Board of Directors of the Company or other persons resident in New England who in each case are familiar with Rhode Island and the Providence Journal-Bulletin and its history. All three undetermined members will resign from the Board of Directors of the Company upon election to the Board of Directors of Parent (or, if later, at the Effective Time). Through at least the Annual Meeting of Stockholders of Parent in 2000, Parent's Board of Directors will cause James M. Moroney, Jr. to be included in Parent's slate of nominees for election by the holders of Parent Common Stock, if he is willing and able to serve. Parent's Board of Directors will cause Stephen Hamblett and the third undetermined member and their respective successors to be included in Parent's slate of nominees for election by the holders of Parent Common Stock as long as each is willing and able to serve, subject to the then existing normal retirement age policy of Parent's Board of Directors.

        SECTION 5.13.  Stock Options. (a) At or immediately prior to the
                       -------------
Effective Time, each outstanding employee or director stock option to purchase shares of Company Common Stock (a "Company Employee Stock Option") granted under any employee or director stock option or compensation plan or arrangement of the Company (each a "Company Stock Plan") shall be cancelled, and at the Effective Time the Surviving Corporation shall pay to each holder of any such option, whether or not then vested or exercisable, for each such Company Employee Stock Option an amount of cash determined by multiplying (i) the excess, if any, of the Per Share Cash Amount over the applicable exercise price of such Company Employee Stock Option by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of his Company Employee Stock Option) had such holder exercised such Company Employee Stock Option in full immediately prior to the Effective Time. Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the preceding sentence may cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any Company Employee Stock Options held by such individual may, if such individual so agrees, subject to the proviso to this sentence, be cancelled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Surviving Corporation an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Per Share Cash Amount over the per share exercise price of such Company Employee Stock Option and (2) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time, provided that the parties hereto will cooperate, including by providing alternate arrangements, so as to achieve the intent of the foregoing without giving rise to such profit recovery.

        (b) At the later of the Effective Time and the closing of the U.S. West Merger (as defined in the Company S-1), each unit (a "Unit") outstanding under the Company's Incentive Unit Plan shall be cancelled, and Parent shall pay to each such holder for such Unit, whether or not then vested, an amount in cash equal to the value of such Unit, as determined in accordance with the Incentive Unit Plan, which value shall be consistent with the description of such Units contained in the Company S-1.

        (c) Prior to the Effective Time, the Company shall use all reasonable efforts (i) to obtain any consents from holders of Company Employee Stock Options and (ii) to make any amendments to the terms of such Company Stock Plans that, in the case of either clause (i) or (ii), are necessary to give effect to the transactions contemplated by Section 5.13(a). Notwithstanding any other provision of this Section 5.13, payment may be withheld in respect of any Company Employee Stock Option until necessary consents are obtained.

        SECTION 5.14.  Benefit Plans. Promptly after the Effective Time, Parent
                       -------------
shall cause the Surviving Corporation and its subsidiaries to provide Company employees who are employees thereof or any of its subsidiaries with compensation and employee benefit plans that are in the aggregate similar to the compensation and Plans provided to similarly situated employees of Parent or its subsidiaries who are not employees of the Company; provided, however, that employees of the
                                      --------  -------
Company shall not be required to satisfy any additional copayment or other deductible requirements in connection therewith; provided further, that this
                                                 -------- -------
sentence shall not apply to any employees of the Company or any of its subsidiaries covered by a Collective Bargaining Agreement to which the Company or any of its subsidiaries is a party or otherwise bound. For the purpose of determining eligibility to participate in Plans, eligibility for benefit forms and subsidies and the vesting of benefits under such Plans (including any pension, severance, 401(k), vacation and sick pay), and for purposes of accrual of benefits under any severance, sick leave, vacation and other similar employee benefit plans (other than defined benefit pension plans), Parent shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with the Company or its subsidiaries, as the case may be, as if they were with Parent or one of its subsidiaries. Parent also shall cause the Surviving Corporation to assume and agree to perform the Company's obligations under all employment, severance, consulting and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof. Nothing in this Section
5.14 shall be construed or applied to restrict the ability of the Surviving Corporation to establish such types and levels of compensation and benefits as it determines to be appropriate or to modify or terminate compensation or benefit programs adopted pursuant to the first sentence of this Section 5.14.

        SECTION 5.15.  Independent Governance Structure for the Company's
                       --------------------------------------------------
Newspaper Business. From and after the Effective Time, the Surviving Corporation's Board of Directors shall consist of the existing Board of Directors of the Company (except that any such directors other than Stephen Hamblett who are elected to the Board of Directors of Parent shall resign from the Surviving Corporation's Board of Directors).

        SECTION 5.16.  Charitable Contributions. Shortly after the Effective
                       -------------------------
Time, Parent will (a) fund the Providence Journal Charitable Foundation in the amount of $10,000,000 and (b) contribute an amount not to exceed $1,000,000 to the University of Rhode Island as an endowment to the Institutefor Reporting Marine and Environmental Issues in memory of Michael P. Metcalf.

        SECTION 5.17.  Company Stockholder Agreements. On or before October 2,
                       ------------------------------
1996, those Company Significant Stockholders who have not executed the Company Stockholder Agreement shall have executed the Company Stockholder Agreement and those Parent Significant Stockholders who have not executed the Parent Stockholder Agreement shall have executed the Parent Stockholder Agreement. Subject to applicable law, the Company will use all reasonable efforts to obtain, within ten days after the date of this Agreement, from all holders of shares representing one percent or more of the outstanding Company Class B Common Stock that have not executed the Company Stockholder Agreement, stockholder agreements, in form and substance substantially similar to the Company Stockholder Agreement, covering such holders' shares of Company Common Stock.

                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

        SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:


        (a)  Stockholder Approvals. The Company Stockholder Approval and the
             ----------------------
Parent Stockholder Approval shall have been obtained.

        (b)  HSR Act. The waiting period (and any extension thereof) applicable
             --------
to the Merger under the HSR Act shall have been terminated or shall have expired.

        (c)  FCC Approvals. The FCC Application shall have been approved by the
             --------------
FCC without any condition that would have a material adverse effect on Parent;

provided, however, that the approval of the FCC Application subject to a
- --------  -------
condition that Parent or Sub divest the Schedule 5.05 Assets or divest other assets having a value of $50,000,000 or less shall not be deemed to have a material adverse effect on Parent; provided further, that this condition shall not be deemed satisfied if and so long as there is a significant risk that such approval of the FCC Application will not become final (i.e., no longer subject to administrative or judicial review).

        (d)  Other Governmental Approvals. All other consents, authorizations,
             -----------------------------
orders and approvals of (or filings or registrations with) any Governmental Entity (other than in respect of the FCC and under the HSR Act) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing the Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on Parent and the Company after the Effective Time.

        (e)  No Injunctions or Restraints. There shall not be in effect any (i)
             ----------------------------
decree, temporary restraining order, preliminary or permanent injunction or other order entered, issued or enforced by any court of competent jurisdiction or (ii) federal statute, rule or regulation enacted or promulgated, in each case
(i) or (ii) that prohibits the consummation of the Merger. There shall not be in effect any state or local statute, rule or regulation enacted or promulgated that prohibits the consummation of the Merger and which would have a material adverse effect on Parent after the Effective Time.

        (f)  Form S-4. The Form S-4 shall have become effective under the
             --------
Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

        (g)  NYSE Listing. The shares of Parent Series A Common Stock, issuable
             ------------
to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, Inc. ("NYSE"), subject to official notice of issuance.

        (h)  Tax Opinion. The Company and Parent shall have received from
             -----------
Wachtell, Lipton, Rosen & Katz, special counsel to the Company, on the date of the Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will not have an adverse impact on the qualification of the transactions consummated pursuant to the Contribution and Assumption Agreement between the Company and the Providence Journal Company, a Rhode Island corporation ("PJC"), dated as of October 5, 1995, and the distribution of the Company Common Stock to certain stockholders of PJC on October 5, 1995, as, respectively, a reorganization within the meaning of Section 368(a) of the Code and a tax-free distribution pursuant to the provisions of Section 355 of the Code. In rendering such opinions, counsel for the Company shall be entitled to rely upon representations of stockholders and officers of the Company and officers of Parent, in each case reasonably satisfactory in form and substance to such counsel. SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver of each of the following conditions:

        (a)  Representations and Warranties. The representations and warranties
             ------------------------------
of the Company set forth in Sections 3.01(c)(i), 3.01(t)(ii) and 3.01(v)(i) shall be true and correct (except for de minimus inaccuracies), in each case on the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for representations and warranties that are made as of a specific date (in which case such representations and warranties shall be true and correct on and as of such date, subject to the following clause (ii)) and
(ii) for inaccuracies in such representations and warranties that individually or in the aggregate do not have a material adverse effect on the Company. Parent shall have received a certificate dated the Closing Date and signed on behalf of the Company by the chief financial officer of the Company to the foregoing effects.

        (b)  Performance of Obligations of the Company. The Company shall have
             -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate dated the Closing Date signed on behalf of the Company by the chief financial officer of the Company to such effect.

        (c)     Tax Opinions. Parent shall have received from Gibson, Dunn &
                ------------
Crutcher LLP, counsel to Parent, on the date of the Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for Parent shall be entitled to rely upon representations of officers of Parent, Sub and the Company and representations of stockholders of the Company, in each case reasonably satisfactory in form and substance to such counsel.

        (d)  Network Consents. The Company shall have received a written consent
             ----------------
from each television network with which each of the Company Stations is affiliated consenting to the transactions contemplated by this Agreement, as and to the extent required by the terms of the applicable Company Network Agreements, and the transferred Company Network Agreements will be on terms reasonably satisfactory to Parent (it being understood that terms not less favorable than the current terms thereof will be satisfactory to Parent).

        SECTION 6.03.  Conditions to Obligations of the Company. The obligation
                       ----------------------------------------
of the Company to effect the Merger is further subject to satisfaction or waiver of each of the following conditions:

        (a)  Representations and Warranties. The representations and warranties
             ------------------------------
of Parent and Sub set forth in Sections 3.02(s)(ii) and 3.02(u)(i) shall be true and correct (except for de minimus inaccuracies), in each case on the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for representations and warranties that are made as of a specific date (in which case such representations and warranties shall be true and correct on and as of such date, subject to the following clause (ii)) and
(ii) for inaccuracies in such representations and warranties that individually or in the aggregate do not have a material adverse effect on Parent. Parent shall have received a certificate dated the Closing Date and signed on behalf of Parent by the chief financial officer of Parent to the foregoing effects.

        (b)  Performance of Obligations of Parent and Sub. Parent and Sub shall
             --------------------------------------------
have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief financial officer of Parent to such effect.

        (c)  Tax Opinions. The Company shall have received from Wachtell,
             ------------
Lipton, Rosen & Katz, special counsel to the Company, on the date of the Proxy Statement and on the Closing Date opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for the Company shall be entitled to rely upon representations of officers of Parent, Sub and the Company and representations of stockholders of the Company, in each case reasonably satisfactory in form and substance to such counsel.

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

        SECTION 7.01.  Termination. This Agreement may be terminated at any time
                       -----------
prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval:

        (a)  by mutual written consent of Parent, Sub and the Company; or

        (b) by either Parent or the Company as follows:

                (i) if the Company Stockholders Meeting (including as it may be adjourned from time to time) shall have concluded without the Company Stockholder Approval having been obtained;

               (ii) if the Merger shall not have been consummated on or before September 30, 1997 (the "Termination Date"), provided that the party seeking to terminatethis Agreement is not otherwise in material breach of this Agreement;

              (iii) if any Governmental Entity shall have issued an order, injunction, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, injunction, decree, ruling or other action shall have become final and nonappealable; or

              (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (x) would give rise to the failure of a condition set forth in
Section 6.02(a) or (b) or Section 6.03(a) or (b), as applicable, and (y) cannot be cured by the Termination Date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement);


              (c) by Parent if the Board of Directors of the Company approves or recommends a superior proposal, or by the Company if the Board of Directors of the Company approves or recommends a superior proposal pursuant to Section 4.02(b); or

        (d) by Parent or the Company if the Parent Stockholders Meeting (including as it may be adjourned from time to time) shall have concluded without the Parent Stockholder Approval having been obtained.

        SECTION 7.02.  Effect of Termination. If this Agreement is terminated by
                       ---------------------
either the Company or Parent pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, (a) other than liabilities and obligations under Section 3.01(m), Section 3.02(j), the last sentence of Section 5.04, Section 5.07, this Section 7.02 and Article VIII and (b) except that no such termination shall relieve any party of any liability for damages resulting from any material breach by such party of this Agreement.

        SECTION 7.03.  Amendment. This Agreement may be amended by the parties
                       ---------
at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 7.04. Extension; Waiver. At any time prior to the Effective
                      -----------------
Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso to the first sentence of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 7.05.  Procedure for Termination, Amendment, Extension or
                       --------------------------------------------------
Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment
- ------
of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII

                              General Provisions
                              ------------------

        SECTION 8.01.  Nonsurvival of Representations and Warranties. None of
                       ---------------------------------------------
the representations and warranties contained in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses and telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice):

                (a)   if to Parent or Sub, to

                       Michael J. McCarthy, Esq.
                       Senior Vice President and General Counsel
                       A.H. Belo Corporation
                       400 South Record Street
                       Dallas, Texas  75202
                       Telephone:  (214) 977-6600
                       Telecopy:   (214) 977-8209

                       with a copy to:

                       Gibson, Dunn & Crutcher LLP
                       200 Park Avenue
                       New York, New York  10166
                       Telephone:  (212) 351-4000
                       Telecopy:   (212) 351-4035
                       Attention:  E. Michael Greaney, Esq.

                  (b)  if to the Company, to

                       The Providence Journal Company
                       75 Fountain Street
                       Providence, Rhode Island  02902
                       Telephone:  (401) 277-7000
                       Telecopy:   (401) 277-7889
                       Attention:  Stephen Hamblett and John L. Hammond, Esq.

                       with a copy to:

                       Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                       New York, New York  10019
                       Telephone:  (212) 403-1218
                       Telecopy:   (212) 403-2000
                       Attention:  Daniel A. Neff, Esq.

                       and a copy to:

                       Edwards & Angell
                       2700 Hospital Trust Tower
                       Providence, Rhode Island 02903
                       Telephone:  (401) 274-200
                       Telecopy:   (401) 276-6611
                       Attention:  Walter G.D. Reed, Esq.

        SECTION 8.03.  Definitions.  For purposes of this Agreement:
                       -----------

        (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        (b) "Company Station" means each broadcast television station owned by the Company or a subsidiary of the Company and shall not include any broadcast television station operated by the Company or a subsidiary of the Company pursuant to a local marketing agreement.

        (c) "Compensation and Benefit Plans" means all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and other stock plans, all employment or severance contracts, all other employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement which cover employees or former employees of a person or any of its ERISA Affiliates and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of a person or any of its ERISA Affiliates, including "employee benefit plans" within the meaning of Section 3(3) of ERISA.

        (d) "FCC License" means any permit, license, waiver or authorization that a person is required by the FCC to hold in connection with the operation of its business.

        (e) "indebtedness" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, and (iv) all guarantees of such person of any indebtedness of any other person.

        (f) "Parent Station" means a broadcast television station owned by Parent or a subsidiary of Parent and shall not include any broadcast television station operated by Parent or a subsidiary of Parent pursuant to a local marketing agreement .

        (g) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (h) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that is or would be materially adverse to the business, operations or condition (financial or otherwise) of such party and its subsidiaries taken as a whole.

        (i) "Significant Subsidiary" means (i) with respect to the Company, each of Mountain States Broadcasting, Inc., King Holding Corp., Providence Journal Broadcasting Corp., King Broadcasting Company, Journal Broadcasting of Charlotte, Inc., Journal Broadcasting of Kentucky, Inc. and Journal Broadcasting of New Mexico, Inc. and (ii) with respect to Parent, The Dallas Morning News, Inc., Owensboro Messenger-Inquirer, Inc., Bryan-College Station Eagle, Inc.,

Great Western Broadcasting Corp., KHOU-TV, Inc., KOTV, Inc., Third Avenue Television, Inc., WFAA-TV, Inc., WVEC Television, Inc. and WWL-TV, Inc.

        (j) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        (k) "superior proposal" means (i) a bona fide takeover proposal to acquire, directly or indirectly, all or a substantial portion of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and (ii) otherwise on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger after receipt of the written advice of the Company's independent financial advisor.

        (l) "takeover proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

        (m) "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

        (n) "Tax Returns" means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

        SECTION 8.04.  Interpretation. When a reference is made in this
                       --------------
Agreement to an Article, Section, subsection, Exhibit or Schedule, such reference shall be to an Article or Section, subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Headings of the Articles and Sections of this Agreement are for the convenience of reference only, and shall be given no substantive or interpretive effect whatsoever. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

        SECTION 8.05.  Counterparts. This Agreement may be executed in one or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries. This
                       ----------------------------------------------
Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.06, 5.12 and 5.13(b), are not intended to confer upon any person other than the parties any rights or remedies. The Company Disclosure Schedule and the Parent Disclosure Schedule and all Exhibits attached hereto are hereby incorporated herein and made a parthereof for all purposes, as if fully set forth herein.


        SECTION 8.07.  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        SECTION 8.08.  Assignment. Neither this Agreement nor any of the rights,
                       ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any attempted assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 8.09.  Enforcement. The parties agree that irreparable damage
                       -----------
would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

        SECTION 8.10.  Severability. Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        A.H. BELO CORPORATION

                                        By:   /s/ Robert W. Decherd
                                           ------------------------------
                                           Name:  Robert W. Decherd
                                           Title:  Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

                                        A H FINANCE COMPANY

                                        By:   /s/ Robert W. Decherd
                                           ----------------------------------
                                           Name:  Robert W. Decherd
                                           Title:    President

                                        THE PROVIDENCE JOURNAL COMPANY

                                        By:   /s/ Stephen Hamblett
                                           ----------------------------------
                                        Name:  Stephen Hamblett
                                        Title:    Chairman of the Board,
                                                  Chief Executive Officer and
                                                  Publisher

                          Company Disclosure Schedule
                          ---------------------------

        This Disclosure Schedule is provided by The Providence Journal Company (the "Company") in connection with the Agreement and Plan of Merger (the "Agreement") dated as of September 26, 1996 by and between the Company, A.H. Belo Corporation ("Parent") and A H Finance Company ("Sub"). Unless otherwise defined, capitalized terms used herein and not otherwise defined shall have the same meanings given to such terms in the Agreement.

        This Disclosure Schedule relates to certain matters concerning the transactions contemplated by the Agreement. This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent provided in the Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, financial condition or results of operations of, or would result in a material adverse effect on, the Company, Parent or Sub.

        Matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in this Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

        Any summary or description of any law, regulation, contract, plan or other document is for convenience only and reference should be made to such law, regulation, contract, plan or other document for a full statement of its terms.

                                  THE PROVIDENCE JOURNAL COMPANY



                                 By   /s/ Stephen Hamblett
                                    ---------------------------------
                                      Title:  Chairman of the Board,
                                              Chief Executive Officer
                                              and Publisher

Agreed and accepted:

A.H. BELO CORPORATION



By  /s/ Michael J. McCarthy
  ---------------------------
     Title:

AH FINANCE COMPANY



By  /s/ Michael J. McCarthy
  ---------------------------
     Title:

                          COMPANY DISCLOSURE SCHEDULE

                                Section 3.01(b)

                                 Subsidiaries
                                 ------------

   (i) List of Subsidiaries and Other Interests:

Subsidiaries
- ------------

Colony Cable Networks, Inc.
Colony/Linkatel Networks, Inc.
Colony/PCS, Inc.
Fountain Street Corporation
Mathewson Street Parking Corporation
M/I Acquisition Corporation
PJ Health Programming, Inc.
PJ Programming, Inc.
Washington Street Garage Corporation
Providence Journal Broadcasting Corp.
Journal Broadcasting of Charlotte, Inc.
Journal Broadcasting of Kentucky, Inc.
Journal Broadcasting of New Mexico, Inc.
Mountain States Broadcasting, Inc.
Providence Journal Satellite Services, Inc.
King Holding Corp.
King Broadcasting Company
King News Corporation d/b/a NorthWest Cable News

Other Interests
- ---------------

A. Television Food Network

     (1) The Company owns 46% of the general partnership interests in Television Food Network, G.P ("TVFN"), through its subsidiaries Colony Cable Networks, Inc. and PJ Programming, Inc. ("PJ Programming") and is currently negotiating with one of the other general partners to purchase its general partnership interest. Upon such purchase, the Company would own a 55% general partnership interest in TVFN.

     (2) PJ Programming owns a 70% general partnership interest in Cable Program Management Co., G.P. ("CPMCO"). CPMCO owns a l0% interest in TVFN (which is included in the 46% aggregate percentage interest set forth in (1) above), and serves as its managing general partner.

B. America's Health Network. Through PJ Health Programming Inc., the Company owns interests in AHN Partners, L.P. ("AHN L.P.") and America's Health Network, LLC ("AHN LLC") the controlling entities of the network, that collectively represent a 65% equity interest. Such interest will likely be reduced to between 56% and 62% in early 1997 through the exercise of certain options by investors in AHN L.P.

C. Peapod, L.P. The Company owns an approximate 14.5% equity interest in Peapod, L.P.

D. StarSight Telecast Inc. The Company owns an approximate 4.85% equity interest in StarSight Telecast, Inc.

E. Linkatel. The Company, through various subsidiaries, owns an approximate 40% interest in Linkatel Pacific, L.P. ("Linkatel L.P.").

(ii) Liens on Subsidiary Stock:

   A. The indebtedness of the Company pursuant to the Credit Agreement dated as of October 5, 1996 among the Company, as borrower, and Fleet National Bank, The First National Bank of Boston, Chase Manhattan Bank, N.A., Chemical Bank and Toronto Dominion Bank, as managing agents, as amended by Amendment No. 1 dated as of April 19, 1996, Amendment No. 2 dated May
      24, 1996 and Amendment No. 3 dated June 11, 1996 (the "Fleet Credit Agreement") is secured by pledges of the stock of the following subsidiaries of the Company:

      1. Mountain States Broadcasting, Inc. Certificate No. 5 representing 100 shares of Common Stock issued to Providence Journal
          Broadcasting Corp.

      2. King Holding Corp., Certificate No. 1 representing 104,999 shares of Class B Common Stock issued to Providence Journal Company.

      3. Providence Journal Broadcasting Corp., Certificate No. 1 representing 1,000 shares of Common Stock issue to Providence Journal Company.

      4. King Broadcasting Company, Certificate No. 1 representing 1,000 shares of Common Stock issued to King Holding Corp.

      5. Journal Broadcasting of Charlotte, Inc., Certificate No. 1 representing 100 shares of Common Stock issued to Providence Journal Broadcasting Corp.

      6. Journal Broadcasting of Kentucky, Inc., Certificate No. 1 representing 100 shares of Common Stock issued to Providence Journal Broadcasting Corp.

      7. Journal Broadcasting of New Mexico, Inc., Certificate No. 4 representing 100 shares of Common Stock issued to Providence Journal Broadcasting Corp.

      8. King Holding Corp., Certificate No. 1 representing 100 shares of Class A Common Stock issued to Providence Journal Company.

B. The limited partnership interest held by Colony/Linkatel Networks, Inc. ("Colony/Linkatel") in Linkatel L.P. was collaterally assigned to Northern Telecom Finance Corporation ("NTFC") pursuant to a Partner's
    Assignment dated February 17, 1994. The assignment secures the indebtedness of Linkatel L.P. to NTFC pursuant to a Term Loan and Security Agreement dated February 17, 1994 (the "Linkatel Loan Agreement"). The assignment is non-recourse to Colony/Linkatel.

                          COMPANY DISCLOSURE SCHEDULE

                                Section 3.01(c)

                               Capital Structure
                               -----------------


(i) Holders of Options under the Company's 1994 Employee Stock Option Plan, as amended (the "Employee Option P1an"), and the Company's 1994 Non-Employee Director Stock Plan, as amended (the "Director Option Plan"):

            See attached Exhibit 3.01(c) for list of option holders

(ii)  Obligations to Issue Capital Stock:

      A. Pursuant to & terms of the Director Option Plan, each non-employee director of the Company is entitled to receive an option to purchase 4,500 shares on each October 1 the plan is in effect at an exercise price of the fair market value of the Company Class A Common Stock on the date of grant.

      B. All units granted under the Company's Restricted Stock Unit Plan will vest on September 25, 1996 and will be paid out in shares of Company Class A Common Stock.

      C. Pursuant to the terms of such plans and resolution of the Company's Board of Directors and compensation committee, outstanding options under the Employee Option Plan and Director Option Plan and units under the Company's Restricted Stock Unit Plan and Incentive Units Plan are to be adjusted upon consummation of the US West Merger (as defined in the Company's Prospectus dated June 24, 1996).

      D. Pursuant to the terms of an Employment and Non-Competition Agreement dated May 13, 1996 (the "Gruen Employment Agreement") between TVFN and Erica Gruen, in addition to her cash salary and bonus, Ms. Gruen is entitled to an equity bonus at the end of the term of the Agreement equal to 1% of Partnership Equity Appreciation (as defined in Schedule B to the Agreement) of TVFN.

      E.  Pursuant to Section 8.01(b) of the Amended and Restated
          Agreement of General Partnership of CPMCO dated
          February 18, 1994 (as amended to date) (the "CPMCO Partnership Agreement"),

          PJ Programming is obligated to transfer to its partner, Pacesetter Communications, Inc. ("PCI"), on the last day of each fiscal year, at no cost to PCI, two additional general partnership units for each year of the four consecutive fiscal years of the remaining term of the Agreement, commencing with fiscal year 1995 for a maximum of eight units. Such transfer is contingent on the compliance by the owner of PCI, Reese Schonfeld, with his obligations under his Consulting Agreement with TVFN described below. For each additional two partnership units so transferred, PJ Programming's percentage interest in the CPMCO partnership shall decrease by five percentage points.

      F. Pursuant to Section 9.01 of the CPMCO Partnership Agreement, PCI has a put of its partnership interest to PJ Programming at fair market value upon the death or disability of Reese Schonfeld or within the 90-day period commencing November 23, 1999.

      G. The predecessor to AHN LLC was a party to various stock option agreements with key employees of America's Health Network which were assumed by AHN LLC, entitling the employees to purchase interest in AHN LLC at a specified price.

      H. PJ Health Programming, Inc. is a party to two Partnership Interest Option Agreements dated January 31, 1996 and April 16, 1996, respectively, with SC Fundamental Value Fund, L.P. and SC Fundamental Value BVI Ltd. (collectively, "SC") and Access Health, Inc., ("Access"), whereby SC and Access have the option to buy limited partnership interests AHN L.P.

      I. AHN LLC is a party to a Partnership Interest Purchase Agreement dated January 31, 1996 with National Call Center, Inc. ("NCCI") whereby NCCI has agreed to purchase a portion of AHN LLC's limited partnership interests in AHN LP.

      J. The Class B partners of AHN LP have a limited right of redemption which obligates AHN LP to purchase their partnership interests during certain specified periods.

      K. The Company is currently under negotiations to sell its interest in Linkatel L.P.

    (iii) Liens on Subsidiary Stock:

      A. The indebtedness of the Company pursuant to the Fleet Credit Agreement is secured by pledges of the stock of the subsidiaries of the Company listed in clause (ii) of Schedule 3.01(b).

      B. The limited partnership interest held by Colony/Linkatel in Linkatel L.P. was collaterally assigned to NTFC pursuant to a Partner's Assignment dated February 17, 1994. The assignment secures the indebtedness of Linkatel L.P. to NTFC pursuant to the Linkatel Loan Agreement. The assignment is non-recourse to Colony/Linkatel.

                         COMPANY DISCLOSURE SCHEDULE

                                SECTION 3.01(d)

                    Corporate Authority:  Noncontravention
                    --------------------------------------

  The following agreements of the Company may require consent by the contracting parties thereto to the consummation of the transactions contemplated by the
Agreement:

 1. Fleet Credit Agreement (the signing of the Merger Agreement also constitutes an event of default under the F1eet Credit Agreement);

 2. Station Affitiation Agreement dated March 30, 1994 between Paramount Pictures Corporation ("UPN") and Mountain States Broadcasting, Inc. ("Mountain States"), on behalf of Clear Channel Television, Inc. with respect to KTTU (Tucson, Arizona).

 3. Station Affiliation Agreement dated March 30, 1994, between UPN and King Broadcasting Company ("KBC"), on behalf of The KFVE Joint Venture, with respect to KFVE (Honolulu, Hawaii).

 4. Station Affiliation Agreement dated September 1O, 1992 between Fox broadcasting Company ("Fox") and Journal Broadcasting of New Mexico, Inc. with respect to KASA (formerly KGSW) (Albuquerque, New
       Mexico), as amended by Agreements and Amendments to Station Affiliation Agreement dated June 11, 1993 and June 1, 1995.

 5.    Station Affiliation Agreement dated February 27, 1990 between
       Fox Children's Network, Inc. ("FCN") and Journal Broadcasting of New Mexico, Inc. with respect to KASA.

 6. Station Affiliation Agreement dated June 4, 1992 between Fox and Mountain States with respect to KMSB (Tucson, Arizona), as amended by an Agreement and Amendment to Station Affiliation Agreement dated June 4, 1992.

 7. Station Affiliation Agreement dated February 7, 1990 between FCN and Mountain States with respect to KMSB (Tucson, Arizona).

 8. Station Affiliation Agreement dated November 3, 1994 between National Broadcasting Company, Inc. ("NBC") and KBC with respect to KING-TV (Seattle, Washington).

 9. Station Affiliation Agreement dated November 3, 1994 between Journal Broadcasting, of Charlotte, Inc. and NBC with respect to WCNC-TV (Charlotte, North Carolina).

10. Station Affiliation Agreement dated November 3, 1994 between NBC and KBC with respect to KGW (Portland, Oregon).

11. Station Affiliation Agreement dated November 3, 1994 between NBC Network and KBC with respect to KTVB (Boise, Idaho).

12. Station Affiliation Agreement dated November 3, 1994 between NBC and KBC with respect to KTFT-LP (Twin Falls, Idaho).

13. Station Affiliation Agreement dated November 3, 1994 between NBC and KBC with respect to KHNL (Honolulu, Hawaii).

14. Time Brokerage Agreement dated as of April 16, 1993 between KBC, licensee of KHNL, and KFVE Joint Venture.

15. ABC Television Network Affiliation Agreement dated September 6, 1995 between American Broadcasting Companies, Inc. ("ABC") and Journal Broadcasting of Kentucky, Inc. with respect to WHAS (Louisville, Kentucky).

16. CBS Television Network Affiliation Agreement dated November 1, 1992 between CBS Affiliate Relations, Division or CBS, Inc. ("CBS") and KBC with respect to KREM-TV (Spokane, Washington)

17. Agreement of Limited Partnership of Peapod LP dated May 14, 1992, as amended by a First Amendment dated April 18, 1996 and a Second Amendment (not dated).

18. Series F Preferred Stock and Warrant Purchase Agreement dated as of January 29, 1993 between Insight Telecast, Inc. (now StarSight) and Peregrine.

19. The CPMCO Partnership Agreement prohibits the sale, transfer or assignment of the partnership interest of either party. Subject to such restrictions, the Agreement is binding on successors and assigns. Pursuant to Section 8.01(b) of the CPMCO Partnership Agreement the obligation of PJ Programming to transfer eight units to PCI accelerates in the event all or substantially all of the business of TVFN is sold, transferred or assigned to any entity in which PJ Programming or its affiliates have no material interest.

20. Pursuant to Section 8.01(a) of the Agreement of General Partnership of TVFN dated August 16, 1993, as amended to date (the "TVFN Partnership Agreement"), Colony Cable Networks, Inc., a wholly-owned subsidiary of the Company, may transfer at least 75% of the equity interest in such partner's and its affiliates' ultimate parent entity without obtaining the prior consent of the Management Committee. However, admission as a substitute general partner in TVFN (which includes the right to appoint 3 of the 5 members of the Management Committee) requires consent of the Management Committee.

21. The Company's Supplemental Retirement Plan dated January 1, 1983 (the "SERP") prohibits the Company from merging with any other corporation without making suitable arrangements for the payment of any benefits payable under the plan.

22. The Restricted Stock Unit Grant Agreements under the Company's Restricted Stock Unit Plan provide that if as a result of a reorganization, business combination or like transaction, the employee is no longer employed by the surviving company, the Company must require that the surviving company assume the obligations of the Company under such agreements.

23. The Employment Agreements with the Company's executives listed in subsection (i)(A) of Schedule 3.01(j) require the surviving company in a merger to expressly assume the obligations of the Company under such agreements.

24. Pursuant to the Contribution and Assumption Agreement dated October 5, 1995 among the Company, Providence Journal Company ("Old PJC") and Continental Cablevision, Inc. ("Continental"), the Company agreed that until October 5, 1999, it would not, among other things, sell, transfer, assign or otherwise dispose of any material assets if, as a result of any such transaction, the Company would have a fair market value (determined on the basis of a sale on a private market, going concern basis, free and clear of all liabilities) of less than: (x) for the period to and including October 5, 1996, $200 million, (y) for the period from October 5, 1996 to October 5, 1997, $150 million and (z) for the period from October 5, 1997 to and including October 5, l999, $50 million

25. The Agreement between KC and International Brotherhood of Electrical Workers, Local Union 1260 dated July 1, 1995 requires that, in the event KHNL is sold by the Company, the new owner would have to agree to maintain current benefits for the life of the Agreement as a condition of the purchase.

26. Purchase Agreement dated December 3, 1992 between the Company and James MacLaren Industries, Inc., as amended by Addendum No. 1 dated December 3, 1992 (newsprint supply contact).

27. Purchase Agreement dated June 1, 1993 between the Company and Quno Corporation (newsprint supply contract).

28. Purchase Agreement dated November 17, 1992 between the Company and Abitibi-Price Sales Corporation (newsprint supply contact).

29. Purchase Agreement dated April 1, 1994 between the Company and Atlantic Newsprint Company (newsprint supply contact)

30. Purchase Agreement dated May 1, 1992 between the Company and Donohue Inc. (newsprint supply contract).

31.    Pursuant to a Support Agreement dated February 17, 1994 among
       KBLCOM Incorporated, the Company and NTFC (the "Support
       Agreement"), the Company is prohibited from conveying, selling, leasing, assigning, transferring or otherwise disposing of all or substantially all of its assets or any of its ownership interest in Linkatel L.P. unless the transferee assumes the obligations of the Company under the Support Agreement and the financial condition and creditworthiness of transferee are acceptable to NTFC.

 32. Pursuant to the Amended and Restated Agreement of Limited Partnership of AHN LP, a partner may not dispose (defined as any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including by operation of law)) of its partnership interest if such disposition would result in a termination of the partnership for tax purposes, unless the transferor obtains the approval of a majority vote of the partners if such disposition is prior to April 3, 1998. An assignee of a partner only becomes a substitute limited partner with the approval of the general partner and 80% of the Class A partners. The partnership agreement also contains a right of first refusal upon the sale of any partnership interest.

 33. Additional Guaranty Agreement dated as of May 1, 1991 (as amended and restated) from the Company to Citizens Trust Company, as Trustee (the "Trustee") under the Trust Indenture dated as of May 1, 1991 between the Trustee, Security Pacific National Trust Company (New York), as paying agent and Providence Off-Street Pub1ic Parking Corporation (the "Issuer") and to Issuer (may merge if surviving corporation expressly assumes the agreement, the surviving corporation has a net worth of at least $20 million and the trustee receives an opinion that the surviving corporation will be bound by the terms of the agreement and such action would not impair the security for the holders of the bonds afforded by the guaranty).

 34. Guaranty Agreement dated as of September 9, 1993 between the Company and Morgan Guaranty Trust Company of New York.

 35. Galaxy IR Transponder Lease Agreement dated January 7, 1994 between Hughes Communications Galaxy, Inc. and the Company.

 36. Transponder Service Agreement dated January 7, 1994 between Hughes Communication's Satellite Services, Inc. and the Company.

 37. The Company is a party to various programming contracts and talent employment contracts which may require consent by the contracting parties thereto to the consummation of the transactions contemplated by the Agreement.

                        COMPANY DISCLOSURE SCHEDULE

                                SECTION 3.01(h)

                     Absence of Certain Changes or Events
                     ------------------------------------

 (i) Payment of Dividends: In the first quarter of 1996, the Company paid a cash dividend of $.06 per share (after giving effect to the Stock Split, defined below). In addition, in the second quarter of 1996, the Company paid a special cash dividend of $.19 per share (after giving effect to the Stock Split) prior to the consummation of the Company's initial public offering.

 (ii) Stock Split: On June 18, 1996, the Company declared a dividend of 449 shares of Company Class A Common Stock for each share of Company Class A Common Stock outstanding on the record date for such dividend and 449 shares of Company Class B Common Stock for each share of Company Class B Common Stock outstanding on the record date for such dividend (the "Stock Split").

 (iii) Severance Arrangements:

       (A) Since December 31, 1995, the Company entered into Employment Agreements which contained severance arrangements with Robert Colucci, Denise Parent, Steve Baker and Joel Rawson.

       (B) On September 23, 1996, the Company entered into Employment Agreements with each of Messrs. Hamblett, Bowers, Clifford, Hayes, Sutton, Hammond and Matlack, replacing similar prior contracts between the Company and such executives. In certain instances, the compensation upon termination was increased under such new agreements.

       (C) On September 19, 1996, the Company established an Employee Continuation Plan for eligible employees of the Company. Certain key employees of the Company will receive minimum severance guarantees under such plan.

                         COMPANY DISCLOSURE SCHEDULE

                                Section 3.01(i)

                                  Litigation
                                  ----------

The Company has an outstanding judgment against it in a declaratory judgment action brought by Cable LP1, Inc. in January 1995. Such action and judgment are more fullly described in the Company SEC Documents.

                          COMPANY DISCLOSURE SCHEDULE

                                SECTION 3.01(j)

                     ERISA and Other Compensation Matters
                     ------------------------------------


 (i)   Multiemployer Plans (Section 3.01(j)(i):

  A. The Company voluntarily contributes employee contributions only to the Graphic Communication International Union pension plan. The Company has a hold harmless agreement from GCIU with respect to such contributions.

  B. The Company contributes immaterial amounts to the Graphic Arts International Union retirement plan on behalf of three employees of the Company.

 (ii) Retiree Health and Life Insurance (Section 3.01(j)(iv)). The Company and its subsidiaries are obligated to pay portions of the cost of providing health and life insurance to retirees under certain of the Company's Compensation and Benefit Plans.

 (iii) Change in Control Provisions (Section 3.01(j)(v)): The following Compensation and Benefit Plans contain provisions which result in a payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits as a result of the execution, delivery and/or performance of the Agreement:

  A. The Company has entered into Agreements with the executives listed on attached Exhibit 3.01(j) (the "Employment Agreements") which contain such provisions.

  B. The stock option agreements entered into between the Company and each optionee under both the Employee Option P1an and Director Option
       Plan contain the following provision:

       Each option becomes immediately exercisable in full in the event of a "Change of Control" of the Company, defined as a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation
       14A under the Securities Exchange Act of 1934, as amended.
       Further, and not in limitation of the foregoing, a Change of Control shall be deemed to have occurred if any of the following events takes place: (a) the Company is a party to a merger . . . as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; (b) during any period of 24 months, individuals who are members of the Board or who are nominated by at least 2/3 of the continuing directors, cease to constitute a majority of the Board; or (c) a person becomes the beneficial owner of 20% or more of the voting securities of the Company.

  C. The Restricted Stock Unit Grant Agreements under the Company's Restricted Stock Unit Plan provide that if any change is made in the shares into which restricted stock units are to be converted, the Executive Committee or Board of Directors of the Company shall make such adjustments as to the number of shares each participant is entitled to receive upon vesting.

  D. Pursuant to Section 8.01(b) of the CPMCO Partnership Agreement, the obligation of PJ Programming to transfer eight units to PCI accelerates in the event all or substantially all of the business of TVFN is sold, transferred or assigned to any entity in which PJ Programming or its affiliates have no material interest. This agreement is confirmed in the Consulting Agreement dated November 22, 1995 between TVFN and Reese Schonfeld.

 E. The Employee Continuation Plan for eligible employees of the Company requires the payment of specified severance based on years of service upon termination of employment following a change in control (which will occur under the plan on the closing date of the Merger). Certain key employees of the Company will receive minimum severance guarantees under such plan.

 F. The Company's SERP provides for benefits upon termination following a change in control.

 G. The Separation Agreement and Release dated February 9, 1996 between the Company and Trygve E. Myhren provides that if the majority of the Company's stock is sold in a single transaction at any time prior to Mr. Myhren 65th birthday, the Company will separately fund the retirement benefit to which Mr. Myhren is entitled under the SERP.

 H. The letter agreement dated August 29, 1995 between the Company and James Stack contains language identical to that of Mr. Myhren's agreement.

(iv) Parachute Provisions (Section 3.01(j)(vi)): The Employment Agreements listed on Exhibit 3.01(j) attached hereto may, either separately or in combination with one or more of the Compensation and Benefit Plans listed in (iii) above, give rise to the payment of an amount that would not be deductible pursuant to the terms of Section 162(a)(1), 162(I)(2) or 280G of the Code.

 (v) Increase in Employment Expense (Section 3.01(j)(vii)): In addition to the various actions described elsewhere in this Disclosure Schedule, the Company has taken the following actions which may increase the level of employment expense over that of the fiscal year ended on the Balance Sheet Date:

 (A) Since December 31, 1995, the Company entered into Employment Agreements which contained severance arrangements with Robert Colucci, Denise Parent, Steve Baker and Joel Rawson.

 (B) On September 23, 1996, the Company entered into Employment Agreements with each of Messrs. Hamblett, Bowers, Clifford, Hayes, Sutton, Hammond and Matlack replacing similar prior contracts between the, Company and such executives. In certain instances, the compensation upon termination was increased under such new agreements.

 (C) 0n September 19, 1996, the Company established an Employee Continuation Plan for eligible employees for the Company. Certain key employees of the Company will receive minimum severance guarantees under such plan.

 (D) The Company plans to pay out all deferred compensation to its employees in cash prior to December 31, 1996.

                          COMPANY DISCLOSURE SCHEDULE

                                Section 3.0l(q)

                                     Labor
                                     -----


The Teamsters has been certified as the bargaining representative for the Company's distribution employees at the newspaper. The Company is currently negotiating a contract with such union.

The Providence Newspaper Guild and The Communications Workers of America, Local 33 collective bargaining agreements expire on December 31, 1996, and the Company is in negotiations with respect to these agreements.

Parent personnel has been alerted to the possibility of a strike at the Providence Journal Bulletin in the following month.

                          COMPANY DISCLOSURE SCHEDULE

                                Section 3.01(s)

                             Environmental Matters
                             ---------------------



                                     None

                         COMPANY DISCLOSURE SCHEDULE

                             Section 3.01 (t)(ii)


                              Regulatory Matters
                              ------------------


  A renewal application for station WCNC-TV, Charlotte, North Carolina, that was filed July 12, 1996 is pending (BRCT-960712KN).

  The FCC granted the 1993 renewal application of KMSB-TV, Tucson, Arizona, for a regular for a regular five-year license term subject to EEO reporting conditions.

                                                                     EXHIBIT A.1
                                                                    TO AGREEMENT
                                                              AND PLAN OF MERGER
                                                              ------------------

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              A H FINANCE COMPANY

        A H Finance Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:


        1. The name of the corporation is A H Finance Company. A H Finance Company was originally incorporated under the same name, and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 19, 1996.

        2. This Restated Certificate of Incorporation restates and further amends the provisions of the Certificate of Incorporation of the corporation and has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        3. The text of the Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                  ARTICLE ONE

                                     Name
                                     ----
        The name of the corporation is The Providence Journal Company.

                                  ARTICLE TWO

                               Registered Agent
                               ----------------

        The address of the corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, The City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

                                    Purpose
                                    -------

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware .

                                 ARTICLE FOUR

                                 Capital Stock
                                 -------------

        The aggregate number of shares of stock that the corporation shall have authority to issue is One Thousand (1,000). All of such shares shall be of the par value of $.01 per share, shall be of the same class and shall be designated as "Common Stock."

                                 ARTICLE FIVE

                                   Directors
                                   ---------

        The number of directors constituting the Board of Directors shall be fixed by or in the manner provided in the bylaws of the corporation. The Board of Directors shall determine the overall business philosophy of The Providence Journal-Bulletin and its relationship to the Rhode Island Community.

                                  ARTICLE SIX

                    Stockholder Approval of Certain Actions
                    ---------------------------------------

        No action shall be taken with regard to any of the following matters without the unanimous affirmative vote of all stockholders:

        1.   Any amendment of the Certificate of Incorporation or the By-laws;

        2. Any increase or reduction by the corporation of its authorized capital stock or any repurchase or redemption by the corporation of its outstanding capital stock;

        3. Any issuance by the corporation of stock or securities (including warrants, options or other rights to purchase stock or securities);

        4.   The declaration or payment of any dividend by the corporation;

        5.   The dissolution, liquidation or winding up of the corporation;

        6. Any action by the corporation for the (a) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (b) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within the corporation's discretion, (c) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of it or of any substantial part of its property or (d) making by it of a general assignment for the benefit of creditors;

        7. Any merger, consolidation, recapitalization or other reorganization of the corporation or any subsidiary of the corporation or other entity controlled by the corporation or by the corporation and the stockholders with or into any other corporation, partnership, limited liability company, trust or any other entity or organization;

        8. Any conveyance, sale, lease, assignment, contribution to a partnership or joint venture, transfer or other disposition of any of the property, business or assets (including, without limitation, inventory, licenses, contract rights, receivables and leasehold interests) of the corporation, whether now owned or hereafter acquired, where the value of any of the foregoing to be conveyed, sold, leased, assigned, contributed, transferred or otherwise disposed of in any one transaction or series of related transactions would exceed $500,000;

        9. The creation of any direct or indirect subsidiary of the corporation or the investment by the corporation in an amount in excess of $100,000 in any partnership, joint venture, trust, limited liability company or other entity;

        10. The incurrence by the corporation of any indebtedness, contingent or otherwise (including by way of guaranty, capitalized leases or sale-leaseback transaction), other than intercompany indebtedness, accounts payable and other accruals in the ordinary course of business;

        11. The making of any capital expenditure other than in accordance with the A.H. Belo Capital Appropriations and Expenditures Policy, as in effect from time to time;

        12. The entering into or amendment, restatement or renewal of any contract, agreement or other binding understanding between the corporation and one or more other persons, pursuant to which the corporation is obligated or has contingent liability in excess of $500,000;

        13. The entering into or amendment, restatement or renewal of any collective bargaining agreement or the entering into of discussions with any person purporting to represent any union;

        14. Convening any meeting of the Board of Directors unless 30 days prior written notice of such meeting, together with a copy of a written agenda therefor, has been received by the stockholders;

        15.  Filling vacancies on the Board of Directors;

        16. Establishing Committees of the Board of Directors or changing the members or scope of powers of any Committee of the Board of Directors;

        17.  Changing the compensation payable to directors by the corporation;

        18. The election or removal of the President, Chief Executive Officer, Chief Financial Officer, Publisher, Secretary or Treasurer of the corporation (the"Executive Officers");

        19. Changing the compensation payable by the corporation to any of the Executive Officers or increasing the compensation payable by the corporation during any calendar year to any other officer or employee (except those employees covered by a collective bargaining agreement to which the corporation is bound) where the increase would exceed 10% over such officer's or employee's compensation for the preceding calendar year;

        20. Causing the corporation to enter into any employment or consulting agreement requiring aggregate payments by the corporation in excess of $100,000 or having a term in excess of one year;

        21. The selection or engagement of attorneys to represent the corporation in any matter relating to the corporation's collective bargaining agreements, the alleged violation by the corporation of any environmental law or the obtaining or renewal of any license, approval or consent of any governmental authority in connection with the operation of the corporation's broadcast television stations, or in any other matter where the damages potentially sustained by the corporation, if litigation, or the value of the transaction at issue exceeds $100,000;

        22. The determination of whether the corporation should initiate any legal action or proceedings or defend, settle, compromise or enter into any decree with respect to any action or proceeding in connection with any matter where the total cost to the corporation (the judgment or award or amount of compromise plus all legal and other fees and expenses payable by the corporation in connection therewith) would exceed $100,000;

        23. The establishment, amendment, renewal or termination by the corporation of any pension, profit sharing or other employee benefit plans or programs;

        24. Opening accounts at or otherwise establishing a banking relationship with a financial institution or terminating a banking relationship with any financial institution;

       25.   The approval of audited financial statements of the corporation;

       26. Any changes in any accounting method, practice or policy used in the preparation of the corporation's financial statements or tax returns, or the appointment of the initial or replacement firm of independent accountants of the corporation;

      27. The formulation of any budget or financial projections of the corporation for any period of time;

      28.    Changing the corporation's fiscal year; or

      29. Any one charitable contribution by the corporation in excess of $100,000 in any fiscal year or aggregate charitable contributions by the corporation in excess of $500,000 in any fiscal year.

        Within ten days after any meeting of the Board of Directors, the stockholders shall be provided with the written minutes of such meeting.

                                 ARTICLE SEVEN

                                Indemnification
                                ---------------

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.


                                 ARTICLE EIGHT

                              Director Liability
                              ------------------

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment or modification.


                                 ARTICLE NINE

                                  Amendments
                                  ----------

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, A H Finance Company has caused this Amended and Restated Certificate of Incorporation to be signed by ____________________, its authorized officer, this ___ day of _________________, 199_.

                                                A H FINANCE COMPANY


                                                By:
                                                   --------------------------
                                                   [NAME]
                                                   [OFFICE]

                                                              EXHIBIT A.2
                                                              TO AGREEMENT
                                                              AND PLAN OF MERGER
                                                              ------------------
                                    BYLAWS

                                      OF

                        THE PROVIDENCE JOURNAL COMPANY

                                   ARTICLE I

                                    OFFICES

        Section 1.      Registered Office.  The registered office shall be
                        -----------------
located in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2.      Other Offices. The corporation also may have offices at
                        -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                  ARTICLE II

                         MEETINGS OF THE STOCKHOLDERS

        Section 1.      Place of Meetings.  Subject to Article Six of the
                        -----------------
Restated Certificate of Incorporation (the "Certificate of Incorporation"), all meetings of the stockholders for the election of directors or for any other proper purpose shall be held at such place either within or without the State of Delaware as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

        Section 2.      Annual Meeting.  Subject to Article Six of the
                        --------------
Certificate of Incorporation, an annual meeting of the stockholders shall he held at such time and date as the Board of Directors may determine. At such meeting the stockholders entitled to vote thereat shall elect a Board of Directors, and may transact such other business as properly may be brought before the meeting.

        Section 3.      Special Meeting.  Subject to Article Six of the
                        ---------------
Certificate of Incorporation, special meetings of the stockholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors or the holders of not less than ten percent (10%) of all shares entitled to vote at the meeting.

        Section 4.      Notice of Annual or Special Meeting.  Written or printed
                        -----------------------------------
notice stating the location, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

        Section 5.      Business at Special Meeting.  The business transacted at
                        ---------------------------
any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.

        Section 6.      Quorum of Stockholders.  Unless otherwise provided in
                        ----------------------
the Certificate of Incorporation or applicable law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement of location, day, and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of quorum at the meeting.

        Section 7.      Act of Stockholder's Meeting.  Except with respect to
                        ----------------------------
the election of directors, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present and all elections of directors shall be by written ballot.

        Section 8.      Voting of Shares.  Each outstanding share shall be
                        ----------------
entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Incorporation or by a resolution of the Board of Directors designating a series of preferred stock. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. Unless permitted by the Certificate of Incorporation, no stockholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such stockholder or by distributing such votes on the same principle among any number of such candidates.

        Section 9.      Proxies.  At any meeting of the stockholders, each
                        -------
stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date of execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest or otherwise made irrevocable by law.

        Section 10.     Voting List.  The officer or agent having charge of the
                        -----------
stock ledger of the corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be maintained, for a period of ten (10) days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or transfer books of the corporation or to vote at any such meeting of stockholders.

        Section 11.     Action by Written Consent Without a Meeting. Any action
                        -------------------------------------------
required or permitted by law, the Certificate of Incorporation, or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. Every written consent must bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty days after the date of the earliest dated consent delivered to the corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer to agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the Corporation. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

                                  ARTICLE III

                              BOARD OF DIRECTORS

        Section 1.      Powers.  Subject to Article Six of the Certificate of
                        ------
Incorporation, the business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

        Section 2.      Number of Directors.  The number of directors shall
                        -------------------
consist of one (1) or more members as determined from time to time in accordance with these Bylaws by resolution of the Board of Directors.

        Section 3.      Election and Term.  The directors, other than the
                        -----------------
initial directors, shall be elected at the annual meeting of the stockholders except as provided in Section 4 or Section 5 of this Article, and each director of the corporation shall hold office until his successor is elected and qualified or until his death, resignation or removal. Unless required by the Certificate of Incorporation, directors need not be residents of the State of Delaware or stockholders of the corporation.

        Section 4.      Vacancies.  Subject to Article Six of the Certificate of
                        ---------
Incorporation, any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director, or if no directors remain, by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors. A director elected to fill a newly created directorship shall hold office until his successor is elected and qualified or until his death, resignation or removal.

        Subject to Article Six of the Certificate of Incorporation, unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one
(1) or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 4 in the filling of other vacancies.

        Section 5.      Resignation and Removal.  Any director may resign at any
                        -----------------------
time upon giving written notice to the corporation. At any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

        Section 6.      Compensation of Directors.  Subject to Article Six of
                        -------------------------
the Certificate of Incorporation, as specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 7.      Chairman of the Board. The Board of Directors, at its
                        ---------------------
first meeting after each annual meeting of stockholders, shall elect one of its members Chairman of the Board. The Chairman of the Board shall preside at all meetings of the

Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

                                  ARTICLE IV

                             MEETINGS OF THE BOARD

        Section 1. The following sections shall each be subject to Article Six of the Certificate of Incorporation, including the notice to stockholder provisions thereof.

        Section 2.      First Meeting. The first meeting of each newly elected
                        -------------
Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

        Section 3.      Regular Meetings.  Regular meetings of the Board of
                        ----------------
Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by the Board of Directors.

        Section 4.      Special Meetings.  Special meetings of the Board of
                        ----------------
Directors may be called by the Chairman of the Board, the President or by a majority of the Board of Directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the time of the meeting.

        Section 5.      Business at Regular or Special Meeting.  Neither the
                        --------------------------------------
business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 6.      Quorum of Directors.  A majority of the Board of
                        -------------------
Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 7.      Act of Directors' Meeting.  The act of a majority of the
                        -------------------------
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation.

        Section 8.      Interested Directors. No contract or transaction between
                        --------------------
the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:

                (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

                                   ARTICLE V

                                  COMMITTEES

        Subject in each case to Article Six of the Certificate of Incorporation,
(i) the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Certificate of Incorporation or in these Bylaws, shall have and may exercise all the authority of the Board of Directors, subject to the limitations imposed by applicable law; (ii) the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee; (iii) vacancies in the membership of any such committee shall be filled by resolution adopted by the majority of the full Board of Directors at a regular or special meeting of the Board; and (iv) the designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. All committees shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof. Subject to Article Six of the Certificate of Incorporation, any member of the executive committee or any other committee may be removed by the Board of Directors by the affirmative vote of a majority of the full Board, whenever in its judgment the best interests of the corporation will be served thereby.

                                  ARTICLE VI

                                    NOTICES

        Section 1.      Methods of Giving Notice. Whenever any notice is
                        ------------------------
required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such stockholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by telegram, telex, telecopy or similar means of visual data transmission, and notice given by any of such means shall be deemed to be delivered when transmitted for delivery to the recipient.

        Section 2.      Waiver of Notice. Whenever any notice is required to be
                        ----------------
given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

        Section 3.      Attendance as Waiver.  Attendance of a stockholder or
                        --------------------
director at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in any written waiver unless required by the Certificate of Incorporation or these Bylaws.

                                  ARTICLE VII

                    MEETINGS BY USE OF CONFERENCE TELEPHONE

        Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                 ARTICLE VIII

                                   OFFICERS

        Section 1.      Executive Officers. Subject to Article Six of the
                        ------------------
Certificate of Incorporation, the officers of the corporation shall consist of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article VIII, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article. Any two or more offices may be held by the same person.

        Section 2.      Election and Qualification.  Subject to Article Six of
                        --------------------------
the Certificate of Incorporation, the Board of Directors, at its first meeting held immediately after each annual meeting of stockholders, shall choose a President and a Secretary. Subject to Article Six of the Certificate of Incorporation, the Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 3.      Salaries.  Subject to Article Six of the Certificate of
                        --------
Incorporation, the compensation of all officers and agents of the corporation shall be determined by the Board of Directors.

        Section 4.      Term, Removal and Vacancies.  Each officer of the
                        ---------------------------
corporation shall hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the corporation. Subject to Article Six of the Certificate of Incorporation, any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall he without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Subject to Article Six of the Certificate of Incorporation, any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

        Section 5.      Chief Executive Officer.  Subject to Article Six of the
                        -----------------------
Certificate of Incorporation, unless the Board of Directors designates otherwise, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders. Subject to Article Six of the Certificate of Incorporation, the Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

        Section 6.      President. The President shall be ex-officio a member of
                        ---------
all standing committees and shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors (subject to Article Six of the Certificate of Incorporation). He may execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the corporation may sign and execute such documents when so authorized by these Bylaws, the Board of Directors (subject to Article Six of the Certificate of Incorporation) or the President.

        Section 7.      Vice Presidents. Unless otherwise determined by the
                        ---------------
Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 8.      Secretary.  The Secretary shall attend all meetings of
                        ---------
the Board of Directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal, if any, of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

        Section 9.      Assistant Secretaries.  Unless otherwise determined by
                        ---------------------
the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe (subject to Article Six of the Certificate of Incorporation).

        Section 10.     Treasurer.  The Treasurer shall have the custody of the
                        ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, (subject to Article Six of the Certificate of Incorporation), and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe (subject to Article Six of the Certificate of Incorporation).

        Section 11.     Assistant Treasurer. Unless otherwise determined by the
                        -------------------
Board of Directors, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 12.     Officers' Bond.  If required by the Board of Directors,
                        --------------
any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE IX

                            CERTIFICATE FOR SHARES

        Section 1.      Certificates Representing Shares.  The corporation shall
                        --------------------------------
deliver certificates representing all shares to which stockholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures on the certificate may be by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, there shall he set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of all of the powers, designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement the shares are without par value. No certificate shall be issued for any share until the consideration therefor has been fully paid.

        Section 2.      Restriction on Transfer of Shares.  If any restriction
                        ---------------------------------
on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Certificate of Incorporation, or these Bylaws, such restriction shall be noted conspicuously on each certificate representing shares in accordance with applicable law.

        Section 3.      Voting Agreements. A written counterpart of any voting
                        -----------------
agreement entered into among any number of stockholders of the corporation, or any number of stockholders of the corporation and the corporation itself, for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement shall be deposited with the corporation at its registered office in Delaware and shall be subject to the inspection by any stockholder of the corporation or any beneficiary of the agreement daily during business hours. In addition, certificates of stock or uncertificated stock shall be issued to the person or persons, or corporation or corporations authorized to act as trustee for purposes of vesting in such person or persons, corporation or corporations, the right to vote such shares, to represent any stock of an original issue so deposited with him or them, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and canceled and new certificates or uncertificated stock shall be issued therefor to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the corporation.

        Section 4.      Transfer of Shares.  Subject to the provisions of
                        ------------------
Section 6 of this Article IX, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

        Section 5.      Closing of Transfer Books and Fixing Record Date. For
                        ------------------------------------------------
the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action taken by stockholders that is proposed to be taken without a meeting of stockholders), the Board of Directors may, subject to Article Six of the Certificate of Incorporation, fix in advance a date as the record date for any such determination of stockholders, such date to not precede the date of adoption of the resolution fixing the record date, and such date to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action require such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution, or for any other proper purpose, the close of business on the day next preceding the date on which notice of the meeting is mailed or if notice is waived, the close of business on the day next preceding the day on which the meeting is held or the date on which the resolution of the Board of Directors declaring such dividend or relating to such other proper purpose is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof; provided that the Board of Directors may fix a new record date for the adjourned meeting. Whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may, subject to Article Six of the Certificate of Incorporation fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meeting of stockholders are recorded. Delivery to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

        Section 6.      Registered Stockholders.  The corporation shall be
                        -----------------------
entitled to recognize of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE X

                              GENERAL PROVISIONS

        Section 1.      Dividends.  Subject to Article Six of the Certificate of
                        ---------
Incorporation, the Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation and these Bylaws.

        Section 2.      Reserves.  Subject to Article Six of the Certificate of
                        --------
Incorporation, the Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

        Section 3.      Negotiable Instruments. Subject to Article Six of the
                        ----------------------
Certificate of Incorporation, all bills, notes, checks or instruments for the payment of money shall be signed by such officer or officers or such other person or persons as permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.

        Section 4.      Fiscal Year.  Subject to Article Six of the Certificate
                        -----------
of Incorporation, the fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

        Section 5.      Seal.  The corporate seal, if any, shall have inscribed
                        ----
thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        Section 6.      Books and Records.  The corporation shall keep books and
                        -----------------
records of account and shall keep minutes of the proceedings of the stockholders, the Board of Directors, and each committee of the Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original is issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current stockholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE XI

                                INDEMNIFICATION

        Section 1.      Mandatory Indemnification.  To the fullest extent
                        -------------------------
permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

        Section 2.      Mandatory Advancement of Expenses.  To the fullest
                        ---------------------------------
extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall pay in advance all expenses (including attorneys' fees) incurred by any director or officer, or former director or officer, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding. Such person shall repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this
Article XI.

                                  ARTICLE XII

                                  AMENDMENTS

        These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted solely by the stockholders of the corporation.

                                                              EXHIBIT B
                                                              TO AGREEMENT
                                                              AND PLAN OF MERGER
                                                              ------------------

                           FORM OF AFFILIATE LETTER

A.H. Belo Corporation
400 South Record Street
Dallas, Texas  75202

Ladies and Gentlemen:

        I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of The Providence Journal Company, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I understand that subject to and pursuant to the terms of the Agreement and Plan of Merger, dated as of September 26, 1996 (the "Agreement"), among A.H. Belo Corporation, a Delaware corporation ("Parent"), A H Finance Company, a Delaware corporation ("Sub"), and the Company, pursuant to which the Company will be merged with and into Sub (the "Merger").

        As a result of the Merger, I may receive shares of Series A Common Stock, par value $1.67 per share, of Parent (the "Parent Stock") in exchange for shares owned by me of Class A and Class Common Stock, par value $1.00 per share, of the Company ("Company Stock").

        I hereby represent, warrant and covenant to Parent that in the event I receive any Parent Stock in the Merger:

                A. I will not sell, transfer or otherwise dispose of any shares of Parent Stock in violation of the Act or the Rules and Regulations.

                B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Stock, to the extent I felt necessary, with counsel.

                C. I have been advised that the issuance of Parent Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that at the time the Merger is submitted for a vote of the stockholders of the Company, I may be considered an affiliate of the Company and that the distribution by me of the Parent Stock has not been registered under the Act. Therefore, I will not sell, transfer or otherwise dispose of any shares of Parent Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act ("Rule 145"), or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                E. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Stock and that there will be placed on the certificates for the shares of Parent Stock issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED SEPTEMBER 26, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND A.H. BELO CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF A.H. BELO CORPORATION."

                F. I also understand that unless the transfer by me of any shares of my Parent Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE

        ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Parent Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Parent Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 no longer apply to the undersigned.

                Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                This letter constitutes the complete understanding between Parent and me concerning the subject matter hereof. The Surviving Corporation (as defined in the Agreement) is expressly intended to be a beneficiary of this letter agreement. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by Parent and the undersigned. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed within such state.


                                        Very truly yours,



                                        [Name]

                                        Address:
                                                 ----------------------------

                                        -------------------------------------

                                        -------------------------------------






Accepted this      day of
              ----
             , 199  by
- -------------     -

A.H. BELO CORPORATION

By:
   --------------------------------
   Name:
   Title:

                                 SCHEDULE 5.05
                                 -------------

                      KIRO-TV, Seattle-Tacoma, Washington

Parent Disclosure Schedule
- --------------------------

        3.02(s)

                Parent controls the licensee of television station KIRO-TV, Seattle-Tacoma, which may not, consistent with the FCC's ownership rules, be held under common control with television station KING-TV, Seattle-Tacoma, which is controlled by the Company.

                The license renewal application of television station WVEC-TV, Hampton, Virginia, which is licensed to a subsidiary of Parent, is pending before the FCC.

        2. Any increase or reduction by the corporation of its authorized capital stock or any repurchase or redemption by the corporation of its outstanding capital stock;

        3. Any issuance by the corporation of stock or securities (including warrants, options or other rights to purchase stock or securities);

        4.      The declaration or payment of any dividend by the corporation;

        5.      The dissolution, liquidation or winding up of the corporation;

        6. Any action by the corporation for the (a) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (b) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within the corporation's discretion, (c) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of it or of any substantial part of its property or (d) making by it of a general assignment for the benefit of creditors;

        7. Any merger, consolidation, recapitalization or other reorganization of the corporation or any subsidiary of the corporation or other entity controlled by the corporation or by the corporation and the stockholders with or into any other corporation, partnership, limited liability company, trust or any other entity or organization;

        8. Any conveyance, sale, lease, assignment, contribution to a partnership or joint venture, transfer or other disposition of any of the property, business or assets (including, without limitation, inventory, licenses, contract rights, receivables and leasehold interests) of the corporation, whether now owned or hereafter acquired, where the value of any of the foregoing to be conveyed, sold, leased, assigned, contributed, transferred or otherwise disposed of in any one transaction or series of related transactions would exceed $500,000;

        9. The creation of any direct or indirect subsidiary of the corporation or the investment by the corporation in an amount in excess of $100,000 in any partnership, joint venture, trust, limited liability company or other entity;

        10. The incurrence by the corporation of any indebtedness, contingent or otherwise (including by way of guaranty, capitalized leases or sale-leaseback transaction), other than intercompany indebtedness, accounts payable and other accruals in the ordinary course of business;